    As filed with the Securities and Exchange Commission on January 8, 1999
                             File Number 333-66173


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                ----------------

                             U.S. LABORATORIES INC.
          (Name of small business issuer as specified in its charter)



        Delaware                           8734                   33-0586167
(State or jurisdiction of       (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)



                           7895 Convoy Court, Suite 18
                           San Diego, California 92111
                                 (619) 715-5800
          (Address and telephone number of principal executive offices)


                    Dickerson Wright, Chief Executive Officer
                             U.S. Laboratories Inc.
                           7895 Convoy Court, Suite 18
                           San Diego, California 92111
                                 (619) 715-5800
           (Name, address, and telephone number of agent for service)

                                   Copies to:


       Evelyn Arkebauer, Esq.             Thomas R. Blake, Esq.
       Joseph Lesko, Esq.                 Camner, Lipsitz & Poller, P.A.
       Foley & Lardner                    550 Biltmore Way, Suite 700
       402 W. Broadway, Suite 2300        Coral Gables, Florida 33134

       San Diego, California 92101                 (305) 442-4994
       (619) 234-6655



Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                  SUBJECT TO COMPLETION DATED JANUARY 8, 1999


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             U.S. LABORATORIES INC.
                                1,100,000 UNITS

                                                                       [LOGO]
                      1,100,000 SHARES OF COMMON STOCK AND
                REDEEMABLE WARRANTS TO PURCHASE 1,100,000 SHARES
                                OF COMMON STOCK
                                 $6.00 PER UNIT



U.S. Laboratories Inc.
7895 Convoy Court, Suite 18
San Diego, California 92111
Telephone number (619) 715-5800


THE OFFERING


                                 PER UNIT       TOTAL
                                -----------  ------------
Public Price                     $    6.00   $  6,600,000
Underwriting discounts           $     .60   $    660,000
Proceeds to U.S. Labs            $    5.40   $  5,940,000



The Underwriters have the option to purchase an additional 165,000 Units, subject to certain terms and conditions. See "Underwriting."



We are an engineering services holding company that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing.



This is our initial public offering (the "Offering"), and no public market currently exists for our Units, the underlying shares of Common Stock, or the Warrants. The offering price may not reflect the market price of our shares of Common Stock or Warrants after the Offering.



                Proposed Trading Symbols Nasdaq SmallCap Market
                               Common Stock--USLB
                                Warrants--USLBW

                            ------------------------


    THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE UNITS ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PROSPECTIVE UNIT BUYERS SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 9.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------


[CARDINAL CAPITAL MANAGEMENT, INC.]

                             JANDA & GARRINGTON LLC



                                          [FAS WEALTH MANAGEMENT SERVICES, INC.]

                                January   , 1999

Inside Cover Page


     We started as an engineering services holding company with three principal subsidiaries nationwide, one of which opened as a separate business over 50 years ago. We offer engineering and design services, construction quality control, structural engineering and design, construction materials inspection and testing, and nondestructive inspection and testing.



     Our mission is to be a nationally recognized, highly profitable, full-service engineering, inspection, and testing firm. Our growth strategy is to increase market share and growth by acquiring regional engineering services firms; and to continue the growth of existing operating units.



     Our client list contains many major national accounts. Private sector clients include Wal-Mart, Disney, Home Depot, Walgreens, Nordstrom, and Marriott. Public sector clients include the U.S. Military, the City of San Diego, the New Jersey Turnpike Authority, and numerous universities, school districts, and hospitals.



     The cornerstones of our business are superior quality, competitive pricing, an aggressive acquisition strategy, and procuring national accounts. We seek to build upon our successful track record and to attain ever-greater successes in the future.



     A PICTURE OF FLORIDA PANTHER ARENA, SUNRISE, FLORIDA - WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.



     A PICTURE OF QUALCOMM STADIUM, SAN DIEGO, CALIFORNIA - WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.



     A PICTURE OF PRINCETON STADIUM, PRINCETON, NEW JERSEY - WITH THE NAME AND LOCATION UNDERNEATH THE PICTURE.

                               PROSPECTUS SUMMARY


     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND OUR FINANCIAL STATEMENTS (INCLUDING THE NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. EXCEPT AS OTHERWISE INDICATED, ALL INFORMATION CONTAINED IN THIS PROSPECTUS (I) GIVES EFFECT TO A 20,324-FOR-ONE SPLIT OF OUR COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "COMMON STOCK"), AND A ONE-FOR-0.8413 REVERSE STOCK SPLIT OF THE COMMON STOCK AND (II) ASSUMES NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION. THESE STOCK SPLITS WERE UNDERTAKEN IN ORDER TO FACILITATE THE OFFERING. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS."


                                   THE COMPANY


     U.S. Laboratories Inc. (the "Company" or "U.S. Labs") is a Delaware corporation that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing. These services are provided on a "start to finish" basis designed to guide clients through each phase of a construction project. We become an integral part of the client's project team and offer comprehensive quality control programs. Value is further created by delivering quality control and problem solving in a cost-effective manner to meet clients' time and budget requirements.



     Since 1993, we have implemented a strategy designed to establish a national infrastructure of offices and diversify our service offerings. We believe that we are achieving these strategic and structural objectives by pursuing strategic acquisitions, targeting premium national accounts, increasing infrastructure accounts, balancing public sector and private sector services, and expanding our geographic markets.



     A key component of our growth is based on our belief that the industry for engineering services is fragmented and that there are opportunities to acquire local engineering services companies. We estimate that there are 3,500 companies whose businesses are complementary to ours and believe that the expertise we have developed in identifying, completing, and integrating acquisitions provides us with a competitive advantage in entering new geographical markets. We plan to apply our expertise in assimilating acquired companies' personnel and branch operations into our existing infrastructure and expanding acquired companies' service and product offerings to existing clients. This will strengthen our position as an industry consolidator through acquisitions that meet our operating, financial, and geographic criteria. Although we frequently investigate potential acquisitions in the industry, we are not currently engaged in material negotiations nor do we have any agreements to acquire another business.



                                  THE OFFERING



Units Offered ......................1,100,000 Units at $6.00 per Unit, each Unit consisting of one share of Common Stock and
                                    one warrant to purchase one share of Common
                                    Stock for $7.80 per share

Common Stock Offered................1,100,000 shares

Common Stock to be
outstanding after the Offering......3,300,000 shares(1)



Warrants Offered....................1,100,000 (the "Warrants")

Exercise Terms......................Exercisable, at any time, each to purchase one share of Common Stock at a price of
                                    $7.80, subject to adjustment in certain
                                    circumstances. See "Description of
                                    Securities."

Expiration Date.....................January __, 2004 (five years following the date of this Prospectus)

Redemption..........................The Warrants are redeemable by us at any time, upon notice of not less than 30 days,
                                    at a price of $.01 per Warrant, if the
                                    closing bid quotation of the Common Stock on
                                    all 20 trading days ending on the third
                                    trading day prior to the day on which we
                                    give notice (the "Call Date") has been at
                                    least 200% (currently $12, subject to
                                    adjustment) of the public offering price.
                                    The Warrants will be exercisable until the
                                    close of business on the date fixed for
                                    redemption. See "Description of Securities."

Use of Proceeds.....................Repay lines of credit, current and long-term portions of notes payable, acquisitions, and
                                    working capital. See "Use of Proceeds."

Nasdaq SmallCap
Symbol..............................USLB for the Common Stock and USLBW for the
                                    Warrants

----------------

(1) Based on shares outstanding as of December 31, 1998. Excludes (i) 1,100,000 shares of Common Stock issuable upon the exercise of the Warrants issued to the purchasers of the Units in the Offering at an exercise price of $7.80; (ii) 110,000 shares of Common Stock underlying the Warrants comprising a portion of the Units and 110,000 shares of Common Stock comprising a portion of the Units, which Units are issuable upon the exercise of the Underwriters' Warrants at an exercise price equal to 120% of the initial public offering price of the Common Stock offered hereby;
     (iii) 165,000 warrants issued to our various employees, exercisable at $6.00 per share; and (iv) 395,000 shares of Common Stock subject to outstanding options under our 1998 Stock Option Plan, exercisable at $6.00 or $6.60 per share. See "Capitalization" and "Description of Securities."


                                  RISK FACTORS


     The Units involve a high degree of risk and you should carefully consider the factors described under the heading "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION


     We have set forth in the table, for the periods and at the dates indicated, certain of our summary financial information. This data is derived from, and you should read it in conjunction with, our financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.



STATEMENT OF OPERATIONS DATA:



                                                      Years Ended December 31,                   Nine Months Ended
                                                                                                   September 30,
                                                                                                    (unaudited)
                                            ---------------------------------------------    ---------------------------
                                                                              Pro Forma
                                                1996            1997           1997(1)           1997           1998
                                            ------------    ------------    -------------    ------------   ------------
Revenue...................................   $4,963,090      $7,766,414      $10,968,403      $5,507,806     $8,478,329
Cost of goods sold........................    2,635,263       4,476,952        6,158,775       3,158,483      4,432,509
                                            ------------    ------------    -------------    ------------   ------------
Gross profit..............................    2,327,827       3,289,462        4,809,628       2,349,323      4,045,820
Selling, general & administrative
  expenses................................    1,853,318       2,531,770        3,811,161       1,804,547      3,215,256
                                            ------------    ------------    -------------    ------------   ------------
Income from operations....................      474,509         757,692          998,467         544,776        830,564
                                            ------------    ------------    -------------    ------------   ------------
Interest expense..........................     (84,390)       (130,605)        (160,026)        (90,520)      (118,814)
Interest income...........................        8,430           7,277            7,277           4,371          9,252
Forgiveness of note receivable............      (9,976)             ---              ---           1,738            ---
Gain (loss) on sale of fixed asset........      (3,873)           4,912           16,912             ---            ---
Rental income.............................        4,598          25,160           25,160          20,918         13,048
Gain on sale of minority interest.........          ---          25,229           25,229          25,229            ---
Income before provision for income taxes,
  minority interest and extraordinary
  item....................................      389,298         689,665          913,019         506,512        734,050
Provision for income taxes................      202,921         305,056          341,702         224,345        308,301
                                            ------------    ------------    -------------    ------------   ------------
Income before minority interest and
  extraordinary item......................      186,377         384,609          571,317         282,167        425,749
Minority interest.........................     (33,664)        (80,253)              ---        (62,851)            ---
                                            ------------    ------------    -------------    ------------   ------------
Income before extraordinary item..........     $152,713        $304,156         $571,317        $219,316       $425,749
                                            ============    ============    =============    ============   ============
Extraordinary gain, less applicable
  income taxes of $40,200...............            ---          59,800           59,800          59,800           ---
                                            ------------    ------------    -------------    ------------   ------------
Net income..............................       $152,713        $364,156         $631,117        $279,116       $425,749
                                            ============    ============    =============    ============   ============
Basic income per share:
  Income before extraordinary item......           0.07            0.14             0.26            0.10           0.19
  Extraordinary item....................            ---            0.03             0.03            0.03            ---
  Net income............................     $     0.07      $     0.17       $     0.29      $     0.13     $     0.19
                                            ============    ============    =============    ============   ============
                                            ============    ============    =============    ============   ============
Diluted income per share:
  Income before extraordinary item......           0.07            0.14             0.26            0.10           0.19
  Extraordinary item....................            ---            0.03             0.03            0.03            ---
  Net income............................     $     0.07      $     0.17       $     0.29      $     0.13     $     0.19

                                            ------------    ------------    -------------    ------------   ------------
Weighted average shares outstanding.....       2,200,000       2,200,000        2,200,000       2,200,000      2,200,000
                                            ============    ============    =============    ============   ============


---------------

(1) Pro Forma Statement of Operations Data presents the accounts of U.S. Laboratories Inc. and Wyman Testing Laboratories, Inc. as if the acquisition took place on January 1, 1997 and as if the purchase of the minority interest took place on January 1, 1997. See "The
     Company--Recent Developments."

CONSOLIDATED BALANCE SHEET DATA:



                                                              Actual           As Adjusted (1)
                                                           --------------    --------------------
Cash.....................................................     $  144,991              $3,548,331
Working capital..........................................        375,366               4,767,366
Total assets.............................................      6,216,205               9,619,545
Total long-term debt.....................................      1,493,790                 473,790
Retained earnings........................................        695,161                 695,161
Total stockholders' equity...............................     $1,687,413              $7,099,413
--------------------



(1) This gives effect to the sale of 1,100,000 Units offered hereby at the offering price of $6.00 per Unit and the application of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses payable by the Company. See "Use of Proceeds."

                                   THE COMPANY

BACKGROUND


     U.S. Laboratories Inc. (the "Company" or "U.S. Labs") was incorporated on October 12, 1993 in Delaware. We are an engineering services holding company that offers engineering and design services, project management, construction quality control, structural engineering and design, environmental engineering, and inspection and testing.



     The Company believes that the engineering services industry is fragmented and that there are opportunities to acquire local engineering services companies. We estimate that there are 3,500 companies whose businesses are complementary to ours, and we believe our expertise in identifying, completing, and integrating acquisitions provides us with a competitive advantage in entering new geographical markets. Through acquisitions, we plan to apply our expertise in assimilating acquired companies' personnel and branch operations into our existing infrastructure and expanding acquired companies' service and product offerings to existing clients. This will strengthen our position as an industry consolidator through acquisitions that meet our operating, financial, and geographic criteria.



     U.S. Labs currently services the northeast, southwest, and southeast regional engineering and building construction inspection markets through its subsidiaries. In California, we operate San Diego Testing Engineers, Inc., a Delaware corporation, incorporated on October 16, 1996 ("TESD"), which recently merged with another of our subsidiaries, Wyman Testing Laboratories, Inc., a Delaware corporation, incorporated on March 25, 1998 ("Wyman Testing"). In Florida, we operate Professional Engineering & Inspection Company, Inc., a Florida corporation incorporated on March 4, 1987 ("PEICO"). In New Jersey, we operate U.S. Engineering Laboratories, Inc., a Delaware corporation, incorporated on October 12, 1993 ("USEL"). We wholly own all our subsidiaries reflected in the table below. See "The Company - Recent Developments."



[A TABLE REFLECTING THE COMPANY AND ITS SUBSIDIARIES.]



     Our principal executive office is located at 7895 Convoy Court, Suite 18, San Diego, California 92111 and our telephone number is (619) 715-5800.


RECENT DEVELOPMENTS


     On January 1, 1998, we purchased all of the remaining issued and outstanding stock of PEICO, TESD, and USEL held by certain of our employees and managers of our subsidiaries in exchange for shares of our Common Stock. As a result of these transactions, 439,664 of our shares of Common Stock were issued to these employees and managers, and we increased of our percentage ownership of PEICO, TESD, and USEL to 100%.



     On March 25, 1998, one of our subsidiaries, Wyman Testing, acquired substantially all the assets and certain liabilities of Wyman Enterprises, Inc., an engineering inspection and testing business in Southern California, for a purchase price of $830,620.



     On May 30, 1998, Wyman Testing merged into TESD, with each share of Wyman Testing stock being converted into 1/2 share of TESD stock.



     On May 30, 1998, we split our Common Stock by converting the 100 shares of Common Stock that were issued and outstanding prior to the purchase into 2,032,400 shares of Common Stock. In addition, on November 9, 1998, we effected a one-for-0.8413 reverse stock split. The purpose of these stock splits was to adjust the capitalization of the Company to have 2,200,000 shares outstanding in order to facilitate the Offering of 1,100,000 Units. The outstanding options and warrants were replaced by new options and warrants in connection with the stock splits.

     Finally, our directors and stockholders approved an amended and restated Certificate of Incorporation, increasing the number of authorized shares of our Common Stock from 3,000 shares to 50,000,000 shares and authorizing 5,000,000 shares of "blank-check" preferred stock. The preferred stock may be issued without your approval and any issuance may adversely affect the voting rights of the holders of the Common Stock. Additionally, the Board may issue preferred stock to prevent the sale of our company even if the sale is favored by the stockholders. See "Description of Securities."

                                  RISK FACTORS

     YOUR PURCHASE OF THE UNITS INVOLVES A SIGNIFICANT AND SUBSTANTIAL NUMBER OF SIGNIFICANT RISKS, WHICH YOU SHOULD CONSIDER PRIOR TO MAKING A DECISION TO PURCHASE THE UNITS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS OTHER RISK FACTORS IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS SPECIFIED IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. YOU MUST BE PREPARED FOR THE POSSIBLE LOSS OF YOUR ENTIRE INVESTMENT IN OUR COMPANY.


GROWTH AND ACQUISITION RISKS


     One of our primary strategies is to pursue the acquisition of other companies or assets that either complement or expand our existing business. We completed three acquisitions in the first half of 1998 and one acquisition in 1996. We also had preliminary acquisition discussions with, or have evaluated the potential acquisition of, numerous other companies over the past several years. We cannot predict the likelihood of a material acquisition being completed in the future. If we cannot identify and complete acquisitions in the future, this may have an adverse affect on our future operations and financial results. If we proceed with an acquisition for cash, we may use a portion of the proceeds we receive from the Offering to consummate the transaction. See "Use of Proceeds." We may also finance acquisitions through additional debt or equity financing.



     We anticipate that one or more potential acquisition opportunities, including those that would be material, may become available in the near future. If appropriate acquisition opportunities become available, we intend to pursue them actively. Although we have successfully completed several acquisitions, there can be no assurance that we will identify, acquire, or profitably manage additional companies or successfully integrate these additional companies into our operations without substantial costs, delays, or other problems. Although we frequently investigate potential acquisitions in the industry, we are not currently engaged in material negotiations nor do we have any agreements to acquire another business.



     In addition, we cannot assure you that acquisitions will be profitable at the time of the acquisition or will achieve sales and profitability that justify the investment. Acquisitions may involve a number of special risks, including adverse effects on our reported operating results, diversion of our management's attention, dependence on retention and hiring of key personnel, risks associated with unanticipated problems or legal liabilities, and amortization of acquired intangible assets, some or all of which could have a material adverse effect on our operations and financial performance.



     Our expansion of operations, whether through acquisitions or internal growth, may place substantial burdens on our management resources and financial controls. The increased burdens on our management resources and financial controls may have an adverse effect on our operations.


POTENTIAL LIABILITY AND INSURANCE


     We perform a wide range of engineering advisory services. Due to the nature of our services, we are exposed to a risk of professional liability for structural failure, property damage, personal injury, or economic loss that may substantially exceed the fees derived from these services.

     We have secured a claims made professional liability insurance policy covering a two-year term. The policy includes contractor's pollution liability coverage, with a two-year, per-claim, and an aggregate limit of $2 million and a deductible of $20,000. Increased limits may be obtained on a specific endorsement basis to meet the needs of particular clients or contracts. A claims made policy only insures against claims filed during the period in which the policy is in effect. This policy covers both errors and omissions and products/completed operations.



     We also carry occurrence claims general liability insurance in the amount of $2 million with a $5 million umbrella. Our policy has been renewed in each of the last several years. The relatively low dollar amount of the policy limit currently offered, the possible future unavailability or modification of this insurance, or any significant increase in insurance rates could have a material adverse effect on our operations. Further, because customers may require that we maintain liability insurance, the possible future unavailability of this insurance could adversely affect our ability to compete effectively. We currently have no professional liability claims pending and we are unaware of any other claims that will have a material adverse effect on our operations or financial condition. Although various claims have been made in the past against our professional liability policy, to date no such claim has ever resulted in an insured loss.

ATTRACTION AND RETENTION OF PROFESSIONAL PERSONNEL


     Our ability to attract and retain qualified engineers, scientists, and other professionals, either through direct hiring or acquisition of other firms employing such professionals, will be an important factor in determining our future success. There is significant competition for employees with the skills required to perform the services we offer. We cannot assure you that we will be successful in attracting a sufficient number of highly skilled employees in the future, or that we will successfully train, retain, and motivate employees.



     Our inability to attract, train, and retain skilled employees or our employees' inability to achieve expected levels of performance could impair our ability to adequately manage and complete our existing projects and to bid for or obtain new projects, which could have an adverse effect on our business, financial condition, and results of operations.


FIXED-PRICE CONTRACTS AND OTHER PROJECT RISKS


     In 1997, approximately 15% of our revenue was generated on a fixed-price, fixed-delivery-schedule ("fixed-price") basis, rather than on a time and materials basis. This percentage may significantly change from time to time in the future. If we fail to accurately estimate the resources required for a fixed-price project or fail to complete our contractual obligations in a manner consistent with the project plan upon which its fixed-price contract was based, then our results of operations, and business and financial condition, could be adversely affected.



     We may be required to commit unanticipated additional resources to complete certain projects, which may negatively affect the profitability generated on such projects. We may have to revise project plans during the project or change project managers to ensure projects are completed on schedule. Failure to anticipate these needs could have a material adverse effect on our business, financial condition, and results of operations. In addition, we may establish a price before the design specifications are finalized, which could result in a fixed price that turns out to be too low and therefore adversely affects our business, financial condition, and results of operations.



     We have, and may in the future, undertake projects in which we guarantee performance based upon defined operating specifications or guaranteed delivery dates or both. Unsatisfactory performance or unanticipated difficulties in completing these projects may result in client dissatisfaction and a reduction in payment to, or payment of damages by, us, any of which could have a material adverse effect on our business, financial condition, and results of operations. Certain contracts involving government agencies are priced at cost or agreed upon labor rates plus overhead. Our overhead rates are subject to audit and could result in price reductions associated with disallowed overhead costs of methods used to derive overhead rates.


COMPETITION


     The engineering consulting industries in which we operate are subject to intense competition. In addition to the thousands of small consulting and testing firms operating nationally, we compete with several national engineering and consulting firms including Law Company Group, Inc.; Harding Lawson Associates Group, Inc.; Dames & Moore, Inc.; and Professional Service Industries, Inc.



     Many of our competitors may have greater financial, technical, and personnel resources than us. We cannot predict the extent of competition that we will encounter in the future as the engineering services industry continues to mature and consolidate. Historically, competition has been based primarily on the quality, timeliness, and costs of services. Our success will depend upon our marketing efforts, our ability to accurately estimate costs, the quality of the work we perform, and our ability to hire and train qualified personnel.

DEPENDENCE ON KEY PERSONNEL


     We depend on the efforts and abilities of our senior management, particularly those of Dickerson Wright and the key officers at our subsidiaries.



The loss of any of these key officers could have a material adverse affect on our business.



     We believe that all commercially reasonable efforts have been made to minimize the risk attendant with such dependence on key personnel and the loss or departure of key personnel. We obtained key person life insurance policies on Mr. Wright and the key officers of our subsidiaries; however, the proceeds from such policies might not fully compensate us for the loss of these officers.






LIMITED UNDERWRITING HISTORY



     Cardinal Capital Management, Inc. has not participated in any firm commitment underwritten offerings. You should consider the Underwriters' lack of experience in considering an investment in the Company's Units. See "Underwriting."



SEASONAL FACTORS



     Due primarily to more holidays and inclement weather conditions, our operating results during January, February, and December are generally lower in comparison to other months. This means that our revenues and profits in the quarters ending December 31 and March 31 may be lower than in our other quarters.


RISK OF LIMITATION ON ACQUISITION AND CHANGE IN CONTROL


     Our corporate documents authorize our Board of Directors to issue shares of preferred stock and to establish the preferences and rights of that preferred stock without stockholder approval. If the Board issues preferred stock, it could have the effect of delaying or preventing a change in control of our company, even if a change in control were in your best interests.


ADDITIONAL FINANCING MAY BE REQUIRED


     We believe that there will be adequate funds available from the proceeds of the Offering and from our operating cash to fund our business operations and obligations at least through the next twelve months. We cannot assure you that additional funds will be available when we need them; and, if not available, we may not be able to conduct our operations effectively. The proceeds from the Units' sale are expected to be sufficient for our purposes. However, additional financing may be acquired by additional securities offerings or from bank financing. If additional shares of our Common Stock are issued to obtain financing, you will suffer a dilutive effect on your percentage ownership of our Common Stock.



INFORMATION SYSTEMS AND THE YEAR 2000

     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than a year, computer systems or software or both may need to be upgraded to comply with "Year 2000" requirements.



     We assessed our management information systems and we do not currently expect to make any material expenditure in connection with these systems. Moreover, we recently implemented or are in the process of implementing new systems that are already Year 2000 compliant. We do not believe that the total cost of any potential modification of management information systems will be material. We cannot assure you that we or our vendors will be able to successfully modify on a timely basis our or their respective management information systems to comply with Year 2000 requirements. See "Business - Information Systems and the Year 2000."

LIMITED PUBLIC MARKET


     Prior to the Offering, there has been no public trading market for our securities and we cannot assure you that a liquid market will develop or be sustained after the closing of the Offering.


DETERMINATION OF OFFERING PRICE


     We determined the Units' purchase price by mutual agreement with our Underwriters after consideration of a number of objective and subjective factors, and that price does not necessarily relate to our assets, book value, results of operations, or other established criteria of our value. Among the factors considered in determining the initial public offering price were our future prospects and our business in general, sales, earnings, our capital requirements, certain other of our financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain other financial and operating information of companies engaged in activities similar to ours. We did not prepare a valuation or appraisal for our business or our potential business expansion.





POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS


     We may redeem the Warrants, at any time, upon notice of not less than 30 days, at a price of $.01 per Warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the third trading day prior to the Call Date has been at least 200% (currently $12, subject to adjustment) of the public offering price. The Warrants will be exercisable until the close of business on the date fixed for redemption. Since we presently intend to call the Warrants at the earliest possible date, you should assume that we would call the Warrants for redemption if the criteria were met. This right will, if exercised, force you to either exercise your Warrants at a possibly unfavorable time or to lose the benefits that may accrue to them as a result of the increase, if any, in the market price of our Common Stock. See "Description of Securities."






CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS



    We have undertaken to maintain a current registration statement that will permit the public sale of the Common Stock underlying the Warrants upon exercise of the Warrants. The maintenance of a current registration statement could result in substantial expense to us. We cannot assure you that we will maintain a current prospectus covering the shares of Common Stock underlying the Warrants. You will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states.



     Although we intend to qualify the shares of Common Stock underlying the Warrants for sale in those states where the securities are offered (except when to do so would require us to qualify as a foreign corporation), there is no assurance that we will obtain these qualifications. Moreover, even if such qualifications are obtained, if you subsequently move to a state in which shares of Common Stock underlying the Warrants are not qualified, you may not have the right to exercise the Warrants. Consequently, you may be deprived of any value if a current prospectus covering the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the applicable states.

                                 USE OF PROCEEDS



     After deducting the underwriting discounts, commissions, and all the Offering's expenses, we expect to receive approximately $5,409,000 from the Offering.



     We have two lines of credit and a note payable from two separate lenders with commitments in the aggregate of $2,200,000. We have a $500,000 demand loan with North County Bank that is due in May 1999.



     We also owe $1,180,000 on a note payable to North County Bank that is due over five years beginning in January 1999. The proceeds from this loan were used to repay two separate credit facilities in the amount of $1.55 million, and the balance was used for working capital. We also have a line of credit with Bank of America of $500,000 that is due July 2000. All of the borrowings accrue interest at prime rate.



     We will use the Offering's proceeds to repay outstanding balances on these borrowings. We estimate that at the closing of the Offering the outstanding balances owed on these borrowings will be $1,190,000.



     The Company will also use the proceeds to repay $245,000 of the debt that was incurred in connection with the acquisition of substantially all of the assets and certain liabilities of Wyman Enterprises, Inc. Of this amount, we owe $37,500 to Donald Alford, who is an officer and director. Approximately $170,000 of these notes mature the earlier of October 1, 1999 or 30 days following the Offering. The balance is due in four equal annual payments of $75,000 beginning in March 1999. These notes are non-interest bearing.



     Pending application of the proceeds, we intend to invest the net proceeds in short-term, interest-bearing securities, including money market funds.


     In general, the net proceeds will be used as described below.


            Use                                                        Dollar Amount           Percentage
            ---                                                        -------------           ----------
            Lines of credit                                              $   725,000                  14%
            Notes payable                                                $ 1,425,000                  26%
            Acquisitions                                                 $ 2,500,000                  46%
            Working capital                                              $   759,000                  14%
                                                                         -----------                  ---
            Total                                                        $ 5,409,000                 100%
                                                                          ==========                 ====



     We believe that our available cash and cash equivalents as well as cash generated from operations and our available credit line will be sufficient to meet our cash requirements for at least the next twelve months.



     Although we frequently investigate potential acquisitions in the industry, we are not currently engaged in material negotiations nor do we have any agreements to acquire another business.

                                 DIVIDEND POLICY


     We have never declared or paid dividends on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, and plans for expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                                 CAPITALIZATION


     The following table sets forth, at September 30, 1998, (i) our actual capitalization and (ii) as adjusted to give effect to our sale of 1,100,000 Units offered hereby, at an offering price of $6.00 per Unit and the application of the estimated net proceeds therefrom after deducting the estimated underwriting discounts and commissions and other estimated offering expenses. See "Use of Proceeds."



     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this Prospectus.




                                                                                       September 30, 1998
                                                                             ----------------------------------------
                                                                                  Actual              As Adjusted
                                                                             ------------------    ------------------
Lines of credit...........................................................          $  583,660            $        0

Current portion of notes payable..........................................             423,993                18,993

Notes payable, net of current portion.....................................           1,245,000               225,000
                                                                                    ----------            ----------

Stockholders' equity
    Preferred Stock, $0.01 par value; 5,000,000 shares authorized, none
    issued and outstanding, actual or as adjusted.........................                 ---                   ---
    Common Stock, $0.01 par value, 50,000,000 shares authorized; 2,200,000 actual shares issued and outstanding; 3,300,000 as adjusted shares
    issued and outstanding(1).............................................              22,000                33,000
    Additional paid-in capital............................................             970,252             6,371,252
    Retained earnings.....................................................             695,161               695,161
    Total stockholders' equity............................................           1,687,413             7,099,413
                                                                                    ----------            ----------
Total capitalization......................................................          $3,940,066            $7,343,406
                                                                                    ==========            ==========


---------------


(1) Based on shares outstanding as of December 31, 1998. Excludes (i) 1,100,000 shares of Common Stock issuable upon the exercise of the Warrants issued to the purchasers of the Units in the Offering at an exercise price of $7.80; (ii) 110,000 shares of Common Stock underlying the Warrants comprising a portion of the Units and 110,000 shares of Common Stock comprising a portion of the Units, which Units are issuable upon the exercise of the underwriters' warrants at an exercise price equal to 120% of the initial public offering price of the Units offered hereby; (iii) 165,000 warrants issued to our various employees, exercisable at $6.00 per share; and (iv) 395,000 shares of Common Stock subject to outstanding options under our 1998 Stock Option Plan, exercisable at $6.00 or $6.60 per share.

                                    DILUTION



     Our net tangible book value as of September 30, 1998 was $132,526, or $0.06 per share. Net tangible book value per share of Common Stock represents the amount of our total tangible assets less our total liabilities divided by the number of shares of the Common Stock outstanding.



     After giving effect to the sale of the 1,100,000 shares of the Common Stock underlying the Units offered hereby at a public offering price of $6.00 per Unit, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 1998 was $5,544,526 or $1.68 per share of Common Stock. This represents an immediate increase in net tangible book value per share of Common Stock of $5,412,000 or $1.62 per share to existing stockholders and immediate dilution in net tangible book value of $4.32 per share to you. The following table illustrates the per share dilution:



    Initial public offering price per share...............................................                     $6.00
        Net tangible book value per share of Common Stock at September 30, 1998...........         $0.06
        Increase per share attributable to new investors..................................         $1.62
                                                                                                   -----
    Net tangible book value per share of Common Stock after the Offering..................                     $1.68
                                                                                                               -----
    Dilution per share to new investors(1)................................................                     $4.32
                                                                                                               =====


--------------------

(1) If the Underwriters' over-allotment option is exercised in full, dilution per share to new investors would be $4.14.



     The following table summarizes, as of September 30, 1998, the number of shares of Common Stock purchased from us, the total consideration paid and the average price per share paid by the existing stockholders and by you (before deduction of underwriting discounts and commissions and estimated offering expenses):



                                         Shares Purchased               Total Consideration
                                   ------------------------------   -----------------------------
                                                                                                      Average Price
                                       Number          Percent         Amount          Percent          per Share
                                   ---------------   ------------   --------------    -----------   ----------------
       Existing stockholders            2,200,000            67%      $   992,252            13%              $0.45
       New investors.....               1,100,000            33%      $ 6,600,000            87%              $6.00
                                   ---------------   ------------   --------------    -----------   -----------------
       Total                            3,300,000           100%      $ 7,592,252           100%
                                   ===============   ============   ==============    ===========



     All of the above computations assume no exercise of 1,100,000 shares of Common Stock issuable upon the exercise of the Warrants issued to the purchasers of the Units in the Offering at an exercise price of $7.80 and 110,000 shares of Common Stock underlying the warrants comprising a portion of the Units and 110,000 shares of Common Stock comprising a portion of the Units, which Units are issuable upon the exercise of the underwriters' warrants at an exercise price equal to 120% of the initial public offering price of the Units offered hereby. All of the above computations also assume no exercise of outstanding options or warrants to purchase Common Stock. As of September 30, 1998, options to purchase 395,000 shares of Common Stock were outstanding at a weighted average exercise price of approximately $6.22 per share under our 1998 Stock Option Plan and 165,000 employee warrants were outstanding at an exercise price of $6.00 per share. If any options or warrants become vested and are exercised, you will suffer further dilution.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     U.S. Laboratories Inc. (the "Company" or "U.S. Labs") is a Delaware corporation that offers engineering and design services, project management, construction quality control, geotechnical engineering, structural engineering and design, environmental engineering, and inspection and testing. These services are provided on a "start to finish" basis designed to guide clients through each phase of a construction project. We become an integral part of the client's project team and offer comprehensive quality control programs. Value is further created by delivering quality control and problem solving in a cost-effective manner to meet clients' time and budget requirements.



     The engineering services industry is highly fragmented. There are usually several small to mid-sized private firms serving each major city in the United States. We identify and acquire profitable regional companies with excellent client relationships. Since inception, our primary growth in market share and earnings has been due to our ability to successfully acquire profitable regional engineering services firms. The immediate financial objective of each acquisition has been, and continues to be, to increase revenues and earnings per share. Although we frequently investigate potential acquisitions in the industry, we are not currently engaged in material negotiations nor do we have any agreements to acquire another business.



     U.S. Labs intends to continue to grow through internal expansion and acquisitions. We acquire businesses that have a history of positive performance and have experienced key management personnel operating the business. This allows us to obtain a foothold in the marketplace and add competent professionals to our staff. After an acquisition, we immediately provide executive administrative support in the area of sales, human resources, and accounting functions. In some cases, the acquisition is integrated into another of our operating units. Historically, our acquisitions have contributed increased sales volume, and in many cases, the acquisitions have not increased our fixed costs. This has resulted in substantial increases in our incremental profit margin.



     In addition to growing through acquisitions, we plan to continue to grow internally by increasing our market share in different geographical areas of the United States and by balancing the percentage of our services provided between the government sector and private industry. With this diverse geographical market and customer base, we attempt to insulate ourselves against economic downturns.



     On June 6, 1998, the President signed the Transportation Equity Act for the 21st Century (the "TEA-21"), which authorized approximately $204 billion for transportation infrastructure projects over the next six years. Of this amount, approximately $165 billion has been earmarked for highway improvements. Management estimates that approximately 3% percent of this $165 billion, or $4.9 billion, will be spent on engineering services. We understand that there is some risk that the Congress may not appropriate the funds designated in the TEA-21, but the legislation contains provisions that are designed to prevent future Congresses from not spending the funds authorized in the TEA-21. Additionally, the amount appropriated may change due to fluctuations in revenue flow into the Highway Trust Fund.



     Management believes that the Company will receive additional work from the approximately $165 billion authorized under the TEA-21 for highway construction and related services. We have a strong presence in California, which expects to receive $2.5 billion in funds over the next six years, or $800 million more than under the previous legislation. Additionally, our laboratories in California and New Jersey are certified by the American Association of State Highway & Transportation Officials. This certification is often required to bid on larger projects. See "Business Description of Engineering Services -Infrastructure Engineering Services."

RESULTS OF OPERATIONS


     The following table sets forth, for the periods indicated, information derived from our Consolidated Statement of Operations, expressed as a percentage of revenue. We cannot assure you that the trends in revenue growth or operating results shown below will continue in the future.



                                                                                                 NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30,
                                                     YEARS ENDED DECEMBER 31,                       (UNAUDITED)
                                             ------------------------------------------     ---------------------------
                                                                            PRO FORMA
                                                1996           1997            1997            1997            1998
                                             -----------    ------------    -----------     ----------      -----------
Revenue..................................        100.0%        100.0%          100.0%         100.0%           100.0%
Cost of goods sold.......................         53.1          57.6            56.2           57.3             52.3
                                             -----------    ------------    -----------     ----------      -----------
Gross profit.............................         46.9          42.4            43.8           42.7             47.7
Selling, general & administrative
  expenses...............................         37.3          32.6            34.7           32.8             37.9
                                             -----------    ------------    -----------     ----------      -----------
Income from operations...................          9.6           9.8             9.1            9.9              9.8
Interest expense.........................          1.7           1.7             1.5            1.6              1.4
Interest income..........................           .2            .1              .1           --                0.1
Forgiveness of note receivable...........          (.2)         --              --             --               --
Gain (loss) on sale of fixed asset ......          (.1)           .1              .2           --               --
Rental income............................           .1            .3              .2            0.4              0.1
Gain on sale of minority interest........         --              .3              .2            0.5             --
Income before provision for income taxes,
  minority interest and extraordinary
  item...................................          7.9           8.9             8.3            9.2              8.6
Provision for income taxes...............          4.1           3.9             3.1            4.1              3.6
Income before minority interest and
  extraordinary item.....................          3.8           5.0             5.2            5.1              5.0
Minority interest........................           .7           1.0            --              1.1             --
                                             -----------    ------------    -----------     ----------      -----------
Income before extraordinary item.........         --             4.0             5.2            4.0             --
                                             -----------    ------------    -----------     ----------      -----------
Extraordinary gain, less applicable
  income taxes of $40,200................         --              .7              .5            1.1             --
                                             -----------    ------------    -----------     ----------      -----------
Net income...............................          3.1%          4.7%            5.7%           5.1%             5.0%
                                             ===========    ============    ===========     ==========      ===========


AMORTIZATION OF GOODWILL


     On January 1, 1998, we issued 439,664 shares of our Common Stock to minority interest holders in exchange for all of their shares in our subsidiaries. In connection with this purchase, we recorded additional goodwill of $194,924.



     On March 25, 1998, we acquired all of the assets and certain liabilities of Wyman Enterprises, Inc. for $830,620. We recorded $511,200 in excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     The net affect of these two transactions is to increase the amortization of goodwill, which is a non-cash charge, and which will reduce future net income after depreciation and amortization by $47,075 annually over the next fifteen years.

NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997



     REVENUE. Revenue for the nine months ended September 30, 1998 was $8,478,329, an increase of 54% over the same period last year. The increase was primarily attributable to internal growth and marketing, and to a lesser extent, to the acquisition of Wyman Enterprises, Inc. in late March 1998.



     GROSS PROFIT. Gross profit for the nine months ended September 30, 1998 was $4,045,820, an increase of 72% over the same period last year, a portion of which was attributable to the acquisition of Wyman Enterprises, Inc., and the balance of which as due to increased volume through internal growth and marketing. Our gross margins were up for the nine months ended September 30, 1998 as a result of the economies associated with the higher sales volume.



     INCOME BEFORE PROVISION FOR INCOME TAXES, MINORITY INTEREST AND EXTRAORDINARY ITEM. Income before provision for income taxes, minority interest and extraordinary item for the nine months ended September 30, 1998 was $734,050, up 45% from the same period last year. The income before provision for income taxes, minority interest and extraordinary item was 8.6% of sales versus 9.2% for the same period in the prior year. This percentage became more favorable during the summer and fall months before dropping off again in the holiday season.



     INTEREST EXPENSE. Interest expense was $118,814 for the nine months ended September 30, 1998 or a 31% increase over the same period in the prior year. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.



     NET INCOME. Net income for the nine months ended September 30, 1998 was $425,749, a 53% increase over the same period ended September 30, 1997. The increase was due primarily to the higher sales volume and the associated efficiencies. A portion of the increase in sales volume was attributable to the acquisition of Wyman Enterprises, Inc.


YEARS ENDED 1997 AND 1996


     REVENUE. Revenue for the year ended 1997 was $7.77 million, an increase of 56% over 1996. This increase of revenues was due primarily to the recognition of a full year's revenues of TESD in 1997, which was acquired in late 1996. Other factors contributing to the increase in revenues were internal growth through marketing efforts and the favorable business climate.



     GROSS PROFIT. Gross profit for the year ended 1997 was $3.3 million, an increase of 41% over 1996. This increase in gross profit was due primarily to the recognition of revenues from TESD in 1997. The gross profit margin was down approximately 4% as a percentage of sales due to more aggressive marketing and pricing tactics employed in 1997 as well as costs associated with the startup of new operations in Florida. Although the gross margins were down as a result of these tactics, the operating income was up as a percentage of sales due to the economies of scale associated with the increased volume.



     INCOME BEFORE PROVISION FOR INCOME TAXES, MINORITY INTEREST AND EXTRAORDINARY ITEM. Income before provision for income taxes, minority interest and extraordinary item in 1997 was $689,665, an increase of 77% over 1996. The increase in profits was due primarily to the economies associated with the higher sales volume as well as to the recognition of revenues from TESD for the full year in 1997.


     INTEREST EXPENSE. Interest expense was $130,605 in 1997, an increase of 55% over 1996. This increase was due primarily to increased debt associated with business acquisitions and the use of operating lines of credit.

     NET INCOME. Net income for 1997 was $364,156, an increase of 138% over 1996. The increase was due primarily to the recognition of net income from TESD for the full year in 1997 and to the greater sales volume and the resulting economies of scale.

LIQUIDITY AND CAPITAL RESOURCES


     During the nine months ended September 30, 1998, our net cash provided by operating activities was $392,901, an increase of 39% over the same period in 1997. In 1997, our net cash provided by operating activities was $267,586, an increase of 400% over 1996. The increase in cash provided by operations in the nine months ended September 30, 1998, compared to the same period in 1997 was due primarily to our higher earnings and improved working capital. The increase in fiscal 1997 compared to 1996 was due primarily to the same factors. The improved working capital primarily reflected an improvement in the days sales held in receivables, including collections of retentions on certain federal projects nearing completion, and, to a lesser extent, higher trade payables.



     We entered into a $1.7 million line of credit with North County Bank in May 1998. In October 1998, the $1.7 million line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit. The $500,000 line of credit expires in May 1999. The note payable is due over a sixty-month period, beginning in January 1999, with principal reductions scheduled at the rate of $20,000 per month. At December 31, 1997, we had borrowings under other lines of credit that were paid in full with this new line of credit in May 1998. There was approximately $180,000 available to us under the new line of credit as of September 30, 1998.



     This new credit agreement is personally guaranteed by Dickerson Wright and his spouse, and secured by our assets, including our accounts receivable. The maximum amount of the loan may not exceed 75% of our accounts receivable that are less than 90 days old. Interest on the loan is payable on a monthly basis at the prime rate. Further, the loan provides that we must meet certain covenants relating to, among other things, financial performance and the maintenance of certain financial ratios.



     We also have a line of credit with Bank of America in the amount of $500,000. Dickerson Wright and his spouse guarantee this line of credit. It is an unsecured note that is all due in July 2000. The note bears interest at the prime rate. There is $235,000 available on this line as of September 30, 1998.



     As set forth in "Use of Proceeds," we plan to pay down our interest-bearing lines of credit to zero. This will reduce our interest expense by approximately $125,000 annually, which will positively impact income before provision for income taxes.



     We also have commercial debt that is collateralized by certain equipment in the amount of $203,258 and $351,598 at December 31, 1997 and September 30, 1998, respectively.



     During the nine months ended September 30, 1998, we invested $830,620 in cash and notes and in the purchase of capital assets, including acquisitions. We did not purchase any capital assets or make any acquisitions in 1997. We invested $62,500 in the purchase of capital assets, including acquisitions, in 1996.



     During the nine months ended September 30, 1998, our net cash provided by financing activities was $193,426, which primarily consisted of drawing down an operating line of credit. For the same period in 1997, we used net cash of $19,246 for financing activities, which primarily consisted of repaying an operating line of credit. In 1997, we used net cash of $123,947 for financing activities, which again primarily consisted of repaying an operating line of credit. Our net cash provided by financing activities was $67,422 in fiscal 1996, which primarily consisted of drawing down an operating line of credit.



     Accounts receivable as a percentage of sales increased from December 31, 1997 to September 30, 1998 due to the acquisition of Wyman Enterprises, Inc. Generally accepted accounting principles (GAAP) required us to add the accounts receivable for Wyman Enterprises, Inc., but did not allow us to add the sales of Wyman Enterprises, Inc. The allowance for doubtful accounts decreased from December 31, 1997 to September 30, 1998 due to the write-off of certain accounts early in this fiscal year.



     We currently intend to use approximately $2.5 million of the proceeds to fund acquisitions. Additionally, we intend to make acquisitions through other financing mechanisms such as notes and other instruments. Historically, we have been able to make acquisitions with approximately 20-50% of the purchase price in cash and the balance in non-interest bearing purchase notes over extended time frames.

     We believe that our available cash and cash equivalents as well as cash generated from operations and our available credit line will be sufficient to meet our cash requirements for at least the next twelve months. During 1999, we intend to actively continue our search for acquisitions to expand our geographical representation and enhance our technical capabilities.


YEAR 2000 COMPLIANCE


     We believe that the software packages we currently use and expect to use, and those used by our vendors prior to the year 2000, are Year 2000 compliant. We do not expect the financial impact of required modifications to this software will be material to our financial position, cash flows, or results of operations.


INFLATION


     Inflation does not currently affect our operations, and we do not expect inflation to affect them in the foreseeable future.



     Any forward-looking statements of our management contained in this Prospectus have been compiled on the basis of assumptions of our management considered reasonable. Our future operating results, however, are impossible to predict and you should not infer any representation or warranty regarding our future operating results from any forward-looking statements contained in this Prospectus.

                                    BUSINESS
OVERVIEW


     U.S. Laboratories Inc. (the "Company" or "U.S. Labs") is a Delaware corporation that offers a wide range of engineering, inspection, construction materials testing, documentation, building inspections, and design services to clients. Our core service groups are construction materials testing and engineering, infrastructure engineering, and geotechnical engineering and consulting. We offer other non-core services, including building condition surveys, construction management services, and environmental assessment services.



     U.S. Labs provides services on an integrated "start to finish" basis designed to guide clients through each phase of a construction project. We become an integral part of the client's project team, offer a comprehensive quality control program, and create value by delivering quality control and problem solving in a cost-effective manner to meet clients' time and budget requirements.



     We provide services for a full range of residential development projects; commercial buildings; government facilities; and the transportation network including highways, bridges, piers, tunnels, and airports; dams, drainage basins, and storm water facilities; waste treatment facilities; and utility transfer systems.



     Generally, before construction, we evaluate construction sites, building plans, and designs to assure compliance with the approved construction documents for the proposed project. We also perform site assessments, including soils engineering, materials engineering, and environmental assessments to detect any potential problems with the proposed site that could prevent or complicate the successful completion of the project. In addition, the onsite building conditions are evaluated and recommendations are made regarding optimum methods and materials for building foundations, site preparation, and excavation. During construction, we inspect each phase of the construction project, including excavation, foundations, structural framing, mechanical heating and air conditioning systems, electrical systems, underground utilities, and roofing. Where applicable, we may use additional methods to test materials and work quality.



     When a project is complete, an evaluation report of the project is prepared and we certify the inspections for the client. We also perform final inspections to determine the moisture resistance of windows, doors, foundations, and roofing. After construction of buildings, periodic inspection services are offered to assure that the building is being maintained in accordance with applicable building codes to assure maximum building life. We may also perform indoor air and water quality tests during this period.



     Since 1993, we have followed a strategy of controlled growth through acquisitions to build the current infrastructure and to broaden our range of technical services. We have created this infrastructure through the completion of five acquisitions since the fall of 1993, and we have also expanded our service mix by adding building condition surveys, construction administrative services, and environmental assessment services.


INDUSTRY OVERVIEW


     Numerous specialty services are provided to the construction and the related engineering and architectural design industries. We provide services in the areas of construction materials testing and engineering, geotechnical engineering and consulting services, and infrastructure engineering services, and to a lesser extent, environmental assessment services.


     Construction of a significant structure or building improvement represents a major permanent investment for any owner, whether commercial or governmental. The primary driver for materials testing, inspection services, and geotechnical services (soil and earth analysis) is an owner's concern to protect his or her investment through quality construction materials and workmanship that meet design specifications. Government agencies, architects, and engineering firms require that the quality of construction materials and on-site soil conditions be monitored in order to verify compliance with the project design conditions.

     Government agencies, owners, contractors, architects, and engineers hire materials testing and geotechnical consultants to test materials such as concrete, structural and reinforcing steel, and soil and aggregate both prior to commencing design and during the construction phase of a project. The quality of materials and their ability to conform to design specifications are critical to the future life and constructability of the facility. Three common types of construction materials and geotechnical tests are (i) soil tests for moisture content and compaction density, (ii) concrete tests for compressive strength, and (iii) structural and reinforcing steel tests for tensile strength and connection strength.


     The construction materials testing and engineering industry is driven by national and local economic conditions. Most of the construction materials testing and engineering services that we provide are for projects generally within 100 miles of the office. Geotechnical engineering and consulting services are less sensitive to geographical constraints. Construction activities can develop from commercial, industrial, institutional, and governmental entities. Construction materials testing and engineering services and geotechnical engineering and consulting services are considered mature markets, and a project award is generally based on service, reputation, price, client relationship, and local competition. Delivery of services on a national basis through a network of offices is a factor considered by national clients. Expansion of construction materials testing and engineering services and geotechnical engineering and consulting services to new markets can be achieved through the acquisition of local service firms.



     In general, independent third party materials testing and inspection services and geotechnical engineering and consulting services for construction projects are required by owners on all new commercial and public construction projects over $1 million. Frequently, testing and inspection requirements also apply to renovation and repair projects as well. Select markets in the United States are experiencing strong growth in commercial, residential, and government construction. In particular, Southern California and Florida are currently experiencing an annual growth in construction spending in excess of 20%. Since 1992, total construction revenues have increased by 9% annually. This growth is expected to continue with total construction having been forecast for 1998 at $355.7 billion. Typically, testing, inspection, and geotechnical services equate to approximately 2% of total construction costs, or $7 billion.



     The infrastructure market includes public projects in numerous areas, including the construction or remediation of highways, public transportation systems, railroads, bridges, dams, and airports. We currently offer infrastructure engineering services to highway construction and remediation projects. Local, state, and federal government spending heavily influence the market for engineering services in the infrastructure sector.



     On June 6, 1998, the President signed the Transportation Equity Act for the 21st Century (the "TEA-21"), which authorized approximately $204 billion for transportation infrastructure projects over the next six years. Of this amount, approximately $165 billion has been earmarked for highway improvements. We estimate that approximately 3% percent of this $165 billion, or $4.9 billion, will be spent on engineering services. We understand that there is some risk that the Congress may not appropriate the funds designated in the TEA-21, but the legislation contains provisions that are designed to prevent future Congresses from not spending the funds authorized in the TEA-21. Additionally, the amount appropriated may change due to fluctuations in revenue flow into the Highway Trust Fund.



     Demand for environmental services is currently driven by economic and liability management considerations. Asset preservation, liability, and health related considerations have increasingly driven demand in the environmental services industry, while regulation has decreased as a factor. As a result of these market dynamics, environmental administration has become an integral component of day-to-day property management activities. Today many companies insist that environmental improvement expenditures not only satisfy regulatory compliance, but also be justifiable on other grounds, such as protecting assets, increasing workplace safety, reducing health risks, improving public relations, minimizing waste, preventing pollution, and reducing financial liabilities. Management believes that the Company will benefit from certain rapidly growing sectors of the approximately $16 billion environmental services industry. In addition, this industry segment is highly fragmented and management believes that the industry presents many favorable opportunities for growth through acquisitions.

BUSINESS STRATEGY


     Our strategic goal is to be a leading provider of construction materials testing and engineering services, geotechnical engineering and consulting services, and infrastructure engineering services through the consolidation of independent companies and internal growth. We achieve our business objectives through strategic acquisitions, emphasis on premium national accounts, expansion of infrastructure engineering services, the balance of public sector and private industry clients, expansion of international services, and expansion of domestic geographic markets.



     PURSUE STRATEGIC ACQUISITIONS. We believe that the industry for engineering services is fragmented and that there are opportunities to acquire local engineering services companies. We estimate that there are 3,500 companies whose businesses are complementary to ours. We further believe that our existing infrastructure provides a platform for "tuck in" acquisitions of regional and local companies. A "tuck in" acquisition is one in which we integrate the acquisition with our existing regional management.



     We believe our expertise in identifying, completing, and integrating acquisitions provides us with a competitive advantage in entering new geographical markets. We plan to apply our expertise in assimilating acquired companies' personnel and branch operations into our existing infrastructure and expanding acquired companies' service and product offerings to existing clients. This will strengthen our position as an industry consolidator through acquisitions that meet our operating, financial, and geographic criteria.



     For example, in 1998, we made a "tuck in" acquisition in Jupiter, Florida. The net acquisition cost $35,000 in return for a client base that management anticipates will generate in excess of $500,000 in annual sales. Additionally, we secured the services of a key employee to run that satellite operation. In New Jersey, we made an acquisition of two satellite offices from a national competitor in May 1998. We estimate that the client base acquired in this transaction should generate in excess of $750,000 in annual sales and annual net profits of $75,000 to $110,000.



     In analyzing new acquisitions, we normally pursue acquisitions that either provide the critical mass to function as a profitable, stand-alone operation, or are geographically situated so that they can be integrated into our existing locations. If we acquire a stand-alone operation, it must possess an experienced management team thoroughly committed to going forward with us. We also must identify how the profitability of a new acquisition can be improved as part our operations through the integration of the new personnel into our management systems as well as the expansion of the service and product offerings to existing clients. We believe we can improve the operations of our acquisitions by providing superior marketing and sales support, customer service, cash management, financial controls, and human resources support.



     Since 1993, we have implemented this strategy, the key elements of which are designed to establish a national infrastructure of branch office locations and diversify our service offerings. We currently operate facilities serving San Diego, Riverside, San Bernardino, Orange, and Los Angeles counties in Southern California; the New York City metropolitan area and northern New Jersey; Atlantic City and central New Jersey; Philadelphia and southwest New Jersey; and Miami, Fort Lauderdale, Palm Beach, Jupiter, and Orlando, Florida.



     TARGET PREMIUM NATIONAL ACCOUNTS. As a result of our acquisition strategy, we expanded our service offerings and client base. This has resulted in our ability to attract premium national accounts such as Home Depot, Marriott, Target, Wal-Mart, Disney, and Nordstroms. We expect these opportunities to continue at an accelerated rate.



     INCREASE INFRASTRUCTURE ACCOUNTS. The successful implementation of strategies designed to increase service offerings has resulted in our ability to capitalize on certain high-growth market opportunities. We believe that we are well positioned to take advantage of the approximately $165 billion authorized under the TEA-21 for highway construction and related services. Our advantages include a strong presence in California, which expects to receive $2.5 billion in funds over the next six years, or $800 million more than under the previous legislation.



     BALANCE PUBLIC SECTOR AND PRIVATE INDUSTRY SERVICES. We continue to successfully maintain a balance between business from the public sector and private industry clients. The private industry sector allows us to take advantage of increases in private construction during times of economic expansion. The public sector clients provide us a continued revenue source during times of economic slowing because public sector projects are not as sensitive to downturns in the economy as private industry projects.

     EXPAND GEOGRAPHIC MARKETS. We are targeting ten geographical areas for expansion. We believe that one key executive can efficiently manage an operation with $10 million in annual sales. Additionally, as each operating division grows, it will continue to reduce overhead as a percentage of sales. Further, because we provide ancillary administrative support necessary to run each division, our division level executives are encouraged to manage these operations in a more decentralized fashion. Consequently, our division level managers can react to regional business practices and traditions. We are committed to future expansion and have targeted the West Coast and the Mid-Atlantic regions for expansion.


DESCRIPTION OF ENGINEERING SERVICES


     Our service to clients begins before an actual construction project commences. We evaluate construction sites, building plans, and designs to assure compliance with the approved construction documents for the proposed facility. Our licensed engineers perform structural evaluations with a licensed engineer. We perform site assessments, including soils engineering, materials engineering, and environmental assessments to detect any potential problems with the proposed site that could prevent or complicate the successful completion of the project. In addition, we evaluate the onsite building conditions and recommend optimum methods and materials for building foundations, site preparation, and excavation.



     When construction commences, we begin onsite consulting by monitoring construction quality control. We visually inspect each phase of the construction project, including excavation, foundations, structural framing, mechanical heating and air conditioning systems, electrical systems, underground utilities, and roofing. Where applicable, we may use additional methods to test materials and work quality. Testing of the metals, concrete, and other materials used in construction continues through each phase of the project. We are comprehensively involved during the construction phase to assure compliance with the design specifications and to monitor the overall quality of work.



     During construction, we actively maintain contact with client project managers. Problems detected or anticipated are identified, and we assist clients in determining appropriate, cost effective solutions. We periodically provide construction progress inspections and assessment reports. When a project is complete, we prepare an evaluation report of the project and certify the inspections for the client. We will also perform final inspections to determine the moisture resistance of windows, doors, foundations, and roofing. After construction, we offer periodic building inspection services to assure that the building is being maintained in accordance with applicable building codes to assure maximum building life. We may also perform indoor air and water quality tests during this period.



     CONSTRUCTION MATERIALS TESTING AND ENGINEERING SERVICES. We provide testing and client representative services related to concrete and steel materials used in the construction industry. From the preconstruction stage of evaluating materials to the completion of the project, our range of services supporting construction projects include quality assurance and quality control, construction specifications, test evaluations, materials performance documentation, and problem solving. We conduct these services in our laboratories prior to and during construction, in the fabrication plant, and at the construction site.



     Our expertise in these areas provide valuable assistance to clients in the construction of major buildings of all types and sizes including industrial, office, retail, medical, school, military, and governmental, as well as highways, railroads, dams, bridges, transmission towers, airports runways, water supply facilities, wastewater treatment facilities, dock and waterway facilities, solid waste landfills, power plants, and many other structures. Potential clients include architects, engineers, contractors, commercial developers, local, state, and federal government agencies, corporations, and other user-owners.



     We provide testing of concrete and structural and reinforcing steel through proven systematic methods and procedures of quality control management. We customize project work to meet our clients' specific needs. We deliver materials testing services on-site for the duration of a construction project, giving us a competitive advantage over other providers. Concrete is tested during and after placement to measure the consistency and strength of concrete. Architects or engineers develop specifications for the design of the structure or foundation, and we verify them during construction.

     We also test steel structures for compliance. While many steel tests and inspections are performed at the project site, tests and inspections are also done at the steel fabrication plant, where the process can be monitored and imperfections can be corrected before shipment to the project. Concrete and steel samples collected in the field are transported back to our local laboratory for analysis. Field representatives are deployed to the job site from the nearest area office providing these services. Typically, a 100-mile radius is the most economically feasible distance for providing these services. Therefore, we only provide these services in areas with construction activities to support the necessary operational resources. Periodically, field offices are established to accommodate large projects.



     All our field personnel work directly under the supervision of licensed civil/geotechnical engineers. These engineers actively participate in American Society of Civil Engineers, American Council of Independent Laboratories, American Public Works Association, and other similar professional groups in order to remain current with changes in the industry. As members of the International Conference of Building Officials, our personnel receive notification of all code changes. All field personnel must maintain and renew licenses in their respective areas of inspection. All laboratories are inspected biannually by the Cement and Concrete Reference Laboratory (CCRL) of the National Institute of Standards and Measures. Additionally, our laboratories participate in proficiency programs conducted by CCRL and the American Association of State Highway & Transportation Officials.



     INFRASTRUCTURE ENGINEERING SERVICES. We provide inspection and testing services similar to those provided to our construction materials testing and engineering services and geotechnical engineering services clients. These services are provided to support the planning and construction of the transportation network including highways, bridges, piers, tunnels, airports, and other similar structures; dams, drainage basins, and storm water facilities; waste treatment facilities; and utility transfer systems. One advantage we have is that our laboratories in California and New Jersey have been certified by the American Association of State Highway & Transportation Officials. This AASHTO certification is often required in order to bid on infrastructure projects, especially the larger projects. We believe that demand for these services will increase in the future as the country repairs its deteriorating infrastructure and as funding becomes available as a result of Congress' recent TEA-21 funding package authorizing approximately $165 billion for highway and infrastructure improvements. As we have become active in providing infrastructure engineering services, management believes the Company will receive additional work from the substantially increased expenditures projected for transportation construction.



     GEOTECHNICAL ENGINEERING AND CONSULTING SERVICES. Our geotechnical engineering and consulting services involve the analysis of soil data and design of structures supported on or within the earth. Geotechnical services begin with the project planning and design phase of a project, extend through construction, and often continue through the service life of a structure. Geotechnical engineers, geologists, and earth scientists conduct geotechnical, subsurface explorations to ascertain the behavior of soil, rock, and groundwater as affected by existing geologic features and new construction activities. Our professionals have expertise in soil and rock mechanics, geophysics, and earthquake engineering. The design of a subsurface program requires familiarity with local geology and a thorough knowledge of economical construction methods. Our offices are staffed by professionals with local expertise in a wide variety of soil conditions.



     Soil tests are performed to determine soil compaction characteristics both before foundation design and after excavation or soil placement have taken place. The purpose of these tests is to determine the stability and load-bearing characteristics of a soil before, during, and after construction. We use the expertise of our geotechnical engineers, geologists, and experienced field drilling personnel to design a field exploratory program. The field data and samples are brought to our soil laboratories for further testing and evaluation. The information obtained during the field exploration and laboratory testing is used to provide the client with cost-effective designs for high-rise building foundations, site improvements, tunnels, dams, manufacturing facilities, landfills, bridges, and many other structures. We also provide specific recommendations to avoid delays and cost overruns during construction, particularly in the weather-dependent site preparation phase of a project. An engineering report is prepared under the direction and review of a licensed professional engineer familiar with the particular geologic conditions and engineering requirements for the project.

OTHER SERVICES AND PRODUCTS


     In addition to the core services described above, we maintain specialized services that can be integrated with the overall needs of our clients. This is part of our overall business strategy to build and maintain client relationships while adjusting to the market demand for professional services. Most of these services have either developed within the last five years or been obtained through recent acquisitions. The following is a description of some of the non-core services we offer to complement our core business.



     BUILDING CONDITION SURVEYS. As part of our integrated service strategy for commercial and industrial clients, we also offer building condition surveys. As a general rule, building condition surveys involve an evaluation of the facility's heating, ventilation, and lighting systems, water services, roofing system, and structural or architectural construction or both. This service is frequently associated with the purchase of real estate where the purchaser requires an evaluation of operation and maintenance exposures of property prior to closing. These services are also integrated with our other commercial and industrial project services such as Phase I and Phase II environmental assessments, asbestos assessments, and indoor air quality consulting. We are in the process of promoting and developing building condition surveys on a national level.



     CONSTRUCTION ADMINISTRATIVE SERVICES. Our services also include construction administrative services. These services range from acting as the client's field representative during construction to overall responsibility for the project's quality issues. The client representative assures that the construction is done according to the plans and specifications developed by either the architect or engineer. These services are typically billed on either daily rates or hourly rates plus expense reimbursement.



     An example of these services is a recent long-term contract to act as the Orange County, Florida's school district field representative for all of its new construction and building maintenance. In the case of this school district, which encompasses the entire city of Orlando, we act like a building department: reviewing plans, conducting inspections, and certifying compliance with codes.



     ENVIRONMENTAL ASSESSMENT SERVICES. The majority of our project activities within this segment focus on identifying potential environmental hazards and risk exposures. We provide environmental consulting services to corporate and governmental clients. Many of these clients are large regional and national corporations with multi-site consulting needs. Client relationships and quality of service delivery primarily drive the market for these services.


CONTRACTUAL ARRANGEMENTS


     We often provide services for our major clients under arrangements involving continuing service agreements. These arrangements are usually on a "time-and-materials," "cost-plus-fixed-fee," or a "fixed-price" basis, and are usually terminable on advance notice by either party. In 1997, approximately 60% of our projects were on a time-and-materials basis, under which we billed our clients at fixed hourly rates plus subcontracted services and materials used. In 1997, an additional 25% of our work was performed under cost-plus-fixed-fee agreements where we and the client agreed to a budgeted contract, but the client covered overruns and was credited for any savings realized under budget.



     Fixed-price arrangements, under which we perform a stated service for a set price regardless of the time and materials cost involved, represented approximately 15% of our business in 1997. Although this type of contract does carry the risk that the cost to us for performing the agreed-upon services may exceed the set price, a fixed-price also has the benefit of potentially higher profit created by all savings under the contract amount. With military projects, we have used fixed-price contracts very successfully where very detailed project plans and specifications are available. When quoting a fixed-price contract, our marketing personnel provide detailed breakdowns of all phases of the work specified including man-hours, tests, and construction schedule assumptions. The fixed-price contract is thus based upon a clearly defined scope of work and contract duration. During the course of the project this scope of work and contract duration is constantly monitored, and any expansion of the scope of work or contract duration is billed as an extra to the contract.

MARKETING AND SALES


     We provide our professional consulting, engineering, and testing services in the construction industry to Fortune 500 companies, ENGINEERING NEWS RECORD
(ENR) top 400 contractors and construction engineering firms, small companies, real estate property owners and managers, and federal, state, and local governments. Our contracts are obtained by our sales staff through relationship building followed by proposals and bidding. The current sales staff consists of one to two sales representatives in each of our locations, and estimators as well as clerical staff back up these sales personnel. Referrals from existing and former clients, architects, and engineers are a significant source of contract leads. Clients are often interested in more than one of our services. We have been able to sell construction materials testing and engineering services, geotechnical services, and environmental services, to the same clients.



     We presently market our services through our subsidiaries. Direct marketing is accomplished by technical sales representatives, technical personnel, and management personnel who routinely call on prospective clients. We also utilize government and industry publications to identify potential services and requests for project proposals for submission of competitive bids.


     Recent trends in the engineering and consulting market require that a service provider commit considerable resources toward maintaining and developing client relationships. This shift from project-specific to long-term client relationship partnering requires a service provider to dedicate both technical and marketing resources toward tailoring services for a client. It also requires the provider to maintain a broad range of responsive, quality services. The rewards of this client relationship partnering and quality, service-focused programs are continued revenues from repeat customers and, in many instances, sole source solicitation and award of work to the firm.



KEY CLIENTS AND PROJECTS


     Our services and products are applicable to a full range of business, manufacturing, institutional, and government sectors. However, based on demand for our services, existing relationships, and revenue generation potential, we target real estate management and development firms, large general contracting firms, large construction management firms, national corporate owners/users, state transportation agencies, municipalities, public school systems, public housing authorities, and the U.S. Department of Defense as key client sectors for development.

     Our client list is comprised of hundreds of different customers. We serve the private commercial market, the public sector, and a variety of "public interest" or non-profit organizations. In 1998, no single customer accounted for more than 5% of our revenues. The following is a representative list of our clients.


                           PRIVATE COMMERCIAL CLIENTS
      Wal-Mart                                                      Nordstroms
      Neiman Marcus                                                 Home Depot
      Saks Fifth Avenue                                           Circuit City
      Lord & Taylor                                                   Marriott
      Hilton Hotels                                                Walt Disney
      Claridge Casino Atlantic City                         Bally's Park Place
      Sea World San Diego                            Universal Studios Orlando
      Lockheed Martin                                         Sports Authority
      Rite-Aid                                                   Target Stores

                             PUBLIC INTEREST CLIENTS
      Giants Meadowlands                         California State Universities
      San Diego Qualcomm Stadium                          Princeton University
      Florida Panthers Ice Hockey                     University of California

                              PUBLIC SECTOR CLIENTS
      New Jersey Turnpike Authority                    Port Authority New York
      New Jersey Transit Authority                   Port Authority New Jersey
      New Jersey Sports & Expositions                                 CalTrans
      City of Los Angeles                                    City of San Diego
      San Diego County                                      Los Angeles County
      United States Navy                           Port Authority of San Diego


     One marketing and operational goal we have worked towards is an equal balance between private industry and public sector work. We have maintained this goal although the percentage breakdown in the three regional areas we serve has varied. In Southern California, the split between private industry and public sector work has been evenly split. In the New Jersey area, approximately 25% of the work has been private industry and 75% public sector. In Florida, our market has been approximately 75% private industry and 25% public sector.

     The following is a representative list of the projects for which we have provided engineering services.



    NEW JERSEY                                                FLORIDA                                SOUTHERN CALIFORNIA
                                                OFFICE BUILDINGS/HIGH-RISES
    Hoffman-LaRoche                                             IBM                                                 Sony
    Merck & Company                                          Motorola                                             Uniden
    Liberty Plaza                                        Kemper Insurance                              Johnson & Johnson

                                                  REGIONAL SHOPPING MALLS
    Monmouth Mall                                     Plantation Fashion Mall                        Fashion Valley Mall
    Sheridan Plaza                                        Hollywood Mall                                    Horton Plaza
    Garden State Plaza                                  Sawgrass Mills Mall                              Seaport Village
    Paramus Park                                        Pembroke Lakes Mall                      University Towne Centre
    Jersey Garden Mall                                                                                 North County Fair

                                                   HOTELS/AMUSEMENT PARKS
    Bally's Park Place                                   Universal Studios                                     Sea World
    Caesar's Hotel/Casino                                  Disney World                                  Marriott Towers
    Six Flags Great Adventure                              Marriott Inns                          Hyatt Regency Aventine
    Claridge Hotel & Casino                             Loew's Miami Beach                         Sheraton Torrey Pines

                                                        UNIVERSITIES
    Princeton University                                Palm Beach College                   California State University
    Farleigh Dickenson University                    Broward Community College                  University of California
    Rutgers University                              Florida Atlantic University                  University of San Diego

                                         GOVERNMENT/MUNICIPALITIES/SCHOOL DISTRICTS
    FAA                                              Homestead Air Force Base                               MCAS Miramar
    Casino Development Authority               Florida Department of Transportation                     NAS North Island
    New Jersey Transit                                 Orange County Schools                          MCS Camp Pendleton
    New Jersey Veterans Administration                 Ft. Lauderdale Museum                   San Diego Unified Schools
    New Jersey Water District                        Miami/Dade County Schools                          Coronado Schools
                                                       Plantation City Hall
                                                Kravis Center Performing Arts

                                                         HOSPITALS
    Englewood Hospital                                  Kendall Reg. Center                          Children's Hospital
    Hackensack University Hospital                       Holy Cross Cancer                               Kaiser Hospital
    Passaic General Hospital                          Sunrise Medical Center                              Scripps Clinic
    Palisades General Hospital                        Holy Redeemer Hospital                               UCSD Hospital
    Morristown Memorial Hospital                                                                   Balboa Naval Hospital
                                                                                               Scripps Memorial Hospital

                                                     PUBLIC FACILITIES
    Princeton Stadium                                  Florida Panther Arena                  San Diego Qualcomm Stadium
    Giants Meadowlands Stadium                                                               San Diego Convention Center

EXAMPLE OF CLIENT ENGAGEMENT


     One of our recent high profile projects was the expansion and redevelopment of Fashion Valley Regional Shopping Mall, a $200 million, two-year project in San Diego. The client was the owner of the shopping center, a partnership between Lend Lease Development, an international real estate conglomerate, and Equitable Life. We provided geotechnical services, and construction materials inspections and testing for seven parking structures and the construction of a second retail level over the existing shopping mall. Geotechnical services involved compaction testing for foundations and footings, trenches, and driveways. The parking structures were poured in place concrete and precast concrete panel construction over driven concrete piles. Not only were concrete quality control inspection and compression testing required, but masonry and structural steel inspections were also needed. The second story mall was of steel frame construction, and therefore sophisticated welding and structural steel inspections were required as well as concrete, masonry, fireproofing, roofing, and waterproofing inspection and testing.



     Because the existing business within the mall remained open for business during construction, much of the concrete and structural steel work was completed between 10:00 p.m. and when the stores opened the following morning. In addition to providing services for the parking structures and the mall expansion, we also contracted with Nordstroms to provide similar services for the reconstruction of this anchor tenant. Our total fees on the project approached one million dollars. All work was performed on a time and materials basis at negotiated rate levels and estimated budgets. On peak activity days as many as eight of our inspectors or technicians worked at Fashion Valley supported by the engineering and laboratory staffs.


INFORMATION SYSTEMS AND THE YEAR 2000


     Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than two years, computer systems or software or both may need to be upgraded to comply with "Year 2000" requirements. We have assessed our management information systems and do not currently expect that any material expenditure will be required in connection with the modifications that will be required for these systems. Moreover, we have recently implemented or are in the process of implementing new systems that are already Year 2000 compliant and we do not believe that the total cost of any potential modification of such management information systems will be material. There can be no assurance that we or our vendors will be able to successfully modify on a timely basis our or their respective management information systems to comply with Year 2000 requirements.



     We are currently converting our accounting and management information systems to a system consisting of new hardware and packaged software recently purchased from a large recognized industry vendor, State of the Art (MAS 90), who has represented that these systems are Year 2000 compliant. Our remaining operations are generally dependent only on personal computers and off-the-shelf commercial word processing, drafting, spreadsheet, and engineering software. Year 2000 compliant versions of these systems are currently available, and we will convert to these compliant systems over the next year and a half as we upgrade our operational personal computer systems in the ordinary course to the most recently issued software releases.



     We have expanded substantially over the past several years, primarily as a result of acquisitions. The process of integrating acquired businesses has placed significant demands on our management information systems. To address these demands, we are in the process of upgrading and replacing our management information systems. This process of upgrading and replacing our management information systems has required, and will continue to require, substantial attention from members of senior management. We are within 90 days of completing systems upgrades to our management information systems, and the upgrade is 60% complete, but no assurance can be given that such system upgrade will be completed successfully. Our failure to successfully upgrade our management information systems could have a material adverse effect on our results of operations.

OFFICE AND SUPPORT SERVICES


     We operate through eight offices located in three states. The office is our basic economic and functional unit through which all services are provided. Personnel located in each office are experienced in developing and implementing solutions, which meet the requirements of local regulations. We monitor all offices through a subsidiary president. Each of our subsidiaries is responsible for introducing new services to customers, managing projects within budget, and meeting pre-established quality control standards. Each subsidiary also has dedicated sales and marketing staff. We provide each subsidiary with accounting, administration, and human resources support.


BACKLOG


     Backlog includes anticipated revenue from services on major long-term contracts or continuing service agreements that provide for authorization of funding on a task or fiscal period basis. Excluded from backlog are anticipated revenues from smaller projects done without long-term contracts or service agreements. At September 30, 1998, we had approximately $7.2 million of gross revenue backlog compared to $4.2 million at September 30, 1997. The September 30, 1997 backlog figure includes the backlog of Wyman Enterprises, Inc.
before our acquisition of all of its assets and certain of its liabilities.






     We bill for our services monthly for work completed during the previous month. All billing is done on the regional level, and all accounts receivable responsibilities are also handled on the regional level with overall supervision from our headquarters. Collection periods for our receivables range between 70 and 75 days. An allowance for doubtful accounts is typically established equivalent to one percent of gross revenues.


SEASONAL FACTORS


     Due primarily to more holidays and inclement weather conditions, our operating results during January, February, and December are generally lower in comparison to other months. Because all field and most lab personnel are paid on an hourly basis, we can reduce expenses for direct labor as the workload decreases. Historically enough work exists during the slow months to retain the hourly work force at reduced levels until volume increases after the winter months.


COMPETITION


     The services that we provide are subject to intense competition. In addition to the thousands of small consulting and testing firms operating in the United States, we compete with several national engineering and consulting firms including Law Companies Group, Inc.; Harding Lawson Associates Group, Inc.; Dames & Moore, Inc.; and Professional Service Industries, Inc.



     Certain of our present and future competitors may have greater financial, technical, and personnel resources than us. We cannot predict the extent of competition that we will encounter in the near future as construction materials testing and engineering, infrastructure, geotechnical, and environmental services industries continue to mature and consolidate. Historically, competition has been based primarily on the quality, timeliness, and costs of services. Our ability to compete successfully will depend upon our marketing efforts, our ability to accurately estimate costs, the quality of the work we perform, our ability to hire and train qualified personnel, and the availability of insurance.


ORGANIZATION


     We were established in 1993 to acquire regional engineering services firms. Currently, we are comprised of four operating units and the holding company.



     PEICO was founded in 1984 and is located in South Florida. PEICO's core business is to provide geo-technical engineering, construction testing and inspection, structural engineering and design services. Over the past ten years PEICO has successfully provided professional services on over 2,000 projects with construction budgets from $500,000 to $200,000,000. U.S. Labs acquired PEICO in 1994.

     USEL has three locations in New Jersey and was founded 1993 to provide construction engineering, inspection, and testing services to northeast clients. At present USEL is one of the largest operations of its type serving the Metropolitan New York, New Jersey, and Philadelphia region.


     TESD was founded in 1946 and has provided engineering and consulting services to the Southern California construction industry for over 50 years. TESD was acquired by us in 1996 and provides engineering, testing, and inspection services identical to those provided by PEICO and USEL. Wyman Enterprises, Inc. was founded in 1973, and currently serves the Southern California and Mexican border market and is licensed in Nevada. Substantially all the assets and certain of the liabilities of Wyman Enterprises, Inc. were acquired by Wyman Testing, a subsidiary of ours, in 1998, and Wyman Testing was subsequently merged into the operations of TESD.



     In August 1998, we formed another subsidiary, Los Angeles Testing Engineers, Inc., for a new office in Irvine, California. This subsidiary has not made a material contribution to our results of operations.



INSURANCE



     We have a claims made professional liability insurance policy, which includes contractor's pollution liability coverage. The professional liability insurance policy has a one-year term, ending in November 1999, which is subject to annual renewal, with a per-claim and aggregate limit of $2 million, and a deductible of $20,000 per claim. Increased limits have been obtained on a specific endorsement basis to meet the needs of particular clients or contracts. A claims made policy only insures against claims filed during the period in which the policy is in effect. This policy covers both errors and omissions. To date no insured losses have been experienced.



     We also carry an occurrence basis general liability insurance policy in the amount of $2 million, with a $5 million umbrella. This coverage includes products/completed operations. The general liability insurance policy has a one-year term, ending in January 2000 and is subject to annual renewal. Our policies have been renewed in each of the years that they have been in effect.



     In addition, we have secured a claims made directors and officers' liability insurance policy with an aggregate limit of $2 million, which will increase to $6 million at the initial public offering. This policy has a one-year term that expires in October 1999. We can make no assurance that insurance coverage will continue to be renewed or available in the future or offered at rates similar to those under the current policies.



    In August 1998, we obtained key person life insurance policies on the lives of Dickerson Wright, Martin Lowenthal, Mark Baron, Christopher O'Malley, and Gary Elzweig. According to the provisions of those policies, our company is the beneficiary in the amount of $2,650,000, $650,000, $300,000, $300,000, and $1,000,000, on the lives of Messrs. Wright,
Lowenthal, Baron, O'Malley, and Elzweig, respectively.


GOVERNMENT REGULATION


     Except for state licensure requirements for the engineering component, there is limited regulation of the construction materials testing and engineering or geotechnical consulting service industries. Industry standards are set by agencies, including the American Society of Testing Material, the American Association of State Highway & Transportation Officials, the American Concrete Institute, and the American Welding Society. State and local building codes, the stringency of which varies by location, however, govern construction projects themselves.

PERSONNEL


     We employ approximately 200 regular, full-time employees, including 170 engineers, inspectors, and field lab technicians and 30 administrative personnel. None of our employees are presently represented by a labor union. We believe that relations with our employees are good.


FACILITIES


     We own no real estate, and all of our locations are leased from independent third parties as follows:


LOCATION                                 FOOTAGE         LEASE EXPIRATION
--------                                 -------         ----------------
South Coast Florida Office:              7,600           July 2000
4350 West Sunrise Boulevard
Plantation, Florida

Central Coast Florida Office:            1,600           June 2000
1001 Jupiter Park Drive
Jupiter, Florida

Central Florida Office:                  3,000           Month-to-month
6220 South Orange Blossom Trail
Orlando, Florida

North New Jersey Office:                 7,000           June 1999
903 E. Hazelwood Avenue
Rahway, New Jersey

New Jersey Coast Office:                 2,000           March 1999
2511 Fire Road
Egg Harbor, New Jersey

South New Jersey Office:                 3,700           May 2001
443 Commerce Lane
West Berlin, New Jersey

Southern California Offices:            11,000           May 2003
7895 Convoy Court
San Diego, California

17905 Skypark Circle                     3,200           August 2001
Irvine, California

LEGAL PROCEEDINGS


     As of the date of this Prospectus, we are not a party to any material legal proceedings. Notwithstanding this, from time to time, we may be involved in material litigation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     Our directors, executive officers, and key employees and their ages and positions held with us are as follows:



NAME                                               AGE       POSITIONS
----                                               ---       ---------
Dickerson Wright(1)........................         52       Chief Executive Officer, President, and Chairman of the
                                                             Board of Directors
Gary H. Elzweig............................         43       Executive Vice President and Director
Donald C. Alford...........................         54       Executive Vice President and Director
Mark Baron.................................         43       Executive Vice President and Director
Martin B. Lowenthal........................         42       Executive Vice President and Director
James D. Wait..............................         45       Chief Financial Officer, Secretary, and Director
Thomas H. Chapman..........................         68       Director *
James L. McCumber(2).......................         51       Director
Robert E. Petersen(1)(2) ..................         52       Director
Noel Schwartz(1)...........................         71       Director
Irving Fuchs...............................         72       Director

----------------------------

*Mr. Chapman is a vice president of TESD, one of our subsidiaries.


(1)   Member of Compensation Committee
(2)   Member of Audit Committee


     Each of our directors is elected at the annual meeting of stockholders and serves until the next annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. The Underwriters have the right to observe Board meetings for a period of five years following the Offering.



     Dickerson Wright, P.E., is our founder and has served as our Chairman of the Board of Directors and President since our incorporation in October 1993. Mr. Wright is a registered professional engineer with a history of building and managing engineering service companies and over 25 years experience in the independent testing and inspection industry. From September 1990 to September 1993, he was the co-owner and Executive Vice President of American Engineering Laboratories. Mr. Wright also served as President and Chief Executive Officer of Western State Testing, as National Group Vice President of United States Testing Company, and as Executive Vice President of Professional Service Industries during this period of time.



     Gary H. Elzweig, P.E., is a co-founder of PEICO and has served as President of PEICO since its incorporation in March 1987. Mr. Elzweig has served as our Executive Vice President and director since May 1998. He is a registered professional engineer with over 20 years of experience in engineering, design, and testing. Mr. Elzweig earned his Bachelor's Degree from Columbia University, School of Engineers in 1977. Mr. Elzweig also serves as Chairman of Broward County's Board of Rules and Appeals Foundations Subcommittee, and Building Envelope Subcommittee.



     Donald C. Alford has served as our Executive Vice President and director since May 1998. Mr. Alford was an owner of Wyman Enterprises, Inc. and served as a Vice President and Chief Financial Officer from April 1996 until its acquisition by U.S. Labs. Mr. Alford continued to work for U.S. Labs as an officer of Wyman Testing after the acquisition of Wyman Enterprises, Inc.
Mr. Alford was co-founder of Cornerstone Development, a real estate company that developed approximately 20 major projects in the San Diego area from 1983 to 1991. From October 1991 to June 1994, Mr. Alford served as President of Procom Supply Corporation, a wholesale distributor of telephone equipment. Mr. Alford also served as Managing Partner of S.A. Assets, LLC, a real estate development company, from July 1994 to September 1996.

     Mark Baron has been President and director of TESD since May 1998 and has served as our Executive Vice President and director since May 1998. Mr. Baron also was employed in the position of Manager of Business Development with Professional Service Industries from November 1989 to October 1996. He has over 20 years experience in the construction industry. Mr. Baron is a certified OSHPD Class A Construction Inspector.



     Martin B. Lowenthal is President and a director of USEL and has served as our Executive Vice President and director since May 30, 1998. Mr. Lowenthal has served as President and director of USEL since November 1994 and as Secretary of USEL since its incorporation in October 1993. Mr. Lowenthal has 16 years of management experience in the engineering and testing industry. He has overseen engineering and testing operations in six states, including New Jersey, New York, Delaware, Pennsylvania, Maryland, and Virginia.



     James D. Wait has served as our Chief Financial Officer, Vice President - Finance and Treasurer and director since May 1998. Prior to joining us, Mr. Wait served as President of Tayside Development, a real estate consulting firm, from January 1993 to December 1996. Mr. Wait also served as Treasurer of Horizon Communities, Inc., a real estate development company, from December 1996 to October 1997 and as Treasurer of The Encinas Group, a real estate development company, from November 1997 to April 1998. Prior to 1993, Mr. Wait acted as the Chief Financial Officer and Treasurer for 16 years for R.B. McComic, Inc. and The Gentry Company. Mr. Wait is a Certified Public Accountant, licensed in the State of California since 1981.



     Thomas H. Chapman, R.C.E., has served as a director of TESD since March 1997 and has served as one of our directors since May 1998. Mr. Chapman previously served as President of TESD from March 1997 to May 1998 and has been employed by TESD since May 1997. Mr. Chapman originally joined the predecessor to TESD in 1968 and eventually left TESD in 1989 when he went to work for Law Engineering. He served as the Office Manager for Law Engineering until he rejoined TESD in 1997. Mr. Chapman has been involved in several notable projects in San Diego, including the San Diego Convention Center, the Hyatt Regency Hotel, the City Front Terrace, and One Harbor Drive. Mr. Chapman earned his degree in Civil Engineering from San Diego State University and is a California Registered Civil Engineer.



     James L. McCumber is the Chairman, Chief Executive Officer, and founder of McCumber Golf, an internationally recognized firm noted for the design and construction of landmark golf courses. McCumber Golf was founded in 1971. Mr. McCumber has been one of our directors since May 1998. Additionally, he serves as a senior official with the Professional Golf Association.



     Robert E. Petersen has served as one of our directors since May 1998. Mr. Petersen has served as President of Asset Management Group, a retail and industrial property management firm, since October 1983. Mr. Petersen has also served as Senior Vice President and Chief Financial Officer of Collins Development Co. and Vice President of La Jolla Development Co., both of which of are real estate development companies, since October 1983.



     Noel Schwartz is a registered professional engineer (retired). Mr. Schwartz has been one of our directors since July 1998. Mr. Schwartz has served in the engineering and research industry since 1952. Between 1952 and his retirement in 1988, Mr. Schwartz held positions with United States Testing Company such as Consumer Research Division Manager, Director of Research, Vice President of Operations-Laboratory Group, Senior Vice President-Laboratory Services Division and finally, President-Laboratory Services Division. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the Board of Directors.

     Irving Fuchs is a registered professional engineer (retired). Mr. Fuchs has been one of our directors since July 1998. Mr. Fuchs has served in the engineering and research industry since the early 1950's. Before his retirement in 1992, Mr. Fuchs held several positions with United States Testing Company, including Division Manager-Engineering Services, Division Manager-Commercial Engineering and Testing, Senior Vice President-Engineering Services Group, and President-Engineering Services Group. During his tenure at United States Testing Company, a publicly traded corporation, he was a member of the Board of Directors.


DIRECTOR COMPENSATION


     We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Beginning December 1998, the Company began compensating all non-employee directors $500 for each board meeting attended. However, under the 1998 Stock Option Plan each non-employee director who is first elected to the Board will automatically receive an option to purchase 5,000 shares of Common Stock for the first year of the director's Board term. The Board has not yet determined the number of option shares that each director will receive for each additional year the director remains on the Board. These options will have an exercise price equal to 100% of the fair market value of the Common Stock on the grant date.


COMMITTEES OF THE BOARD OF DIRECTORS


     We have a standing Compensation Committee currently composed of Messrs. Wright, Petersen, and Schwartz. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Committee is also responsible for granting stock awards, stock options, stock appreciation rights, and other awards to be made under our existing incentive compensation plans. We also have a standing Audit Committee composed of Messrs. McCumber and Petersen. The Audit Committee assists in selecting our independent auditors and in designating services to be performed by, and maintaining effective communication with, those auditors.


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS


     Our Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable to us or you for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to us or you, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption) or
(iv) for any transaction from which the director derived any improper personal benefit.



     Our Amended and Restated Certificate of Incorporation also provides that we will indemnify our directors, officers, employees, and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



     In addition, we have secured a claims made directors and officers' liability insurance policy with an aggregate limit of $2 million, which will increase to $6 million at the initial public offering. This policy has a one-year term that expires in October 1999. We can make no assurance that insurance coverage will continue to be renewed or available in the future or offered at rates similar to those under the current policies.

EMPLOYMENT AGREEMENTS


     We have entered into employment agreements with Messrs. Wright, Elzweig, Alford, Baron, Lowenthal, and Wait. Each of these agreements has a term of three years, and provides that we may terminate any of the agreements with or without cause. These employment agreements also provide for 12 months of severance pay at the rate of 50% of the applicable executive's compensation in the event the executive is terminated other than for cause prior to the end of the three-year term.



     Mr. Wright's employment agreement provides salary in the amount of $175,000 per annum and if the Company reports at least $1,200,000 in pre-tax profit for the 1998 calendar year then Mr. Wright will be entitled to a bonus of 7% of the Company's pre-tax profit. If the Company earns $1,200,000 in pre-tax profit in 1998, Mr. Wright will be entitled to $84,000. Mr. Elzweig's employment agreement provides salary in the amount of $125,000 per annum and if PEICO has at least pre-tax profits of $450,000 for the 1998 calendar year, then Mr. Elzweig will be entitled to a bonus of 3% of the pre-tax profit for the Company. If the Company earns $450,000 in pre-tax profit in 1998, Mr. Elzweig will be entitled to $36,000. Additionally, if PEICO meets its business goals for 1998, then PEICO will be entitled to a bonus pool of up to 5% of its pre-tax profit, which will be distributed at Mr. Elzweig's discretion.


EXECUTIVE COMPENSATION


     The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended December 31, 1998 by us to or for the benefit of our Chief Executive Officer and our only other executive officer whose total annual compensation for 1998 exceeded $100,000 (the "Named Executive Officer").


           SUMMARY COMPENSATION TABLE(1)


                                                                LONG-TERM
                                                               COMPENSATION
                                ANNUAL COMPENSATION        --------------------
NAME AND                        -------------------        SECURITIES UNDERLYING
PRINCIPAL POSITION                  SALARY ($)             OPTIONS AND WARRANTS
------------------                  ----------             --------------------
Dickerson Wright
Chief Executive Officer.........     $175,000                     170,000

Gary H. Elzweig
Executive Vice President(2).....     $171,567                      65,000

------------------

(1) In accordance with Instruction to Item 402(b) of Regulation S-B promulgated by the Securities and Exchange Commission (the "Commission"), information with respect to fiscal years prior to 1998 has not been included because we were not a reporting company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information has not been previously reported to the Commission in response to a filing requirement.



(2) Until July 1998, Mr. Elzweig was not our employee, but provided management services to us as an independent contractor. Of the $171,567 reflected in the above table, Mr. Elzweig received 5% of the net sales of PEICO, or $106,664, in exchange for these management services.



     STOCK OPTION PLAN. On May 30, 1998, our Board of Directors adopted the U.S. Laboratories Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"), under which the Board or the Compensation Committee may issue incentive stock options and non-qualified stock options to purchase an aggregate of 500,000 shares of Common Stock. Options may be issued under the plan to our employees, officers, directors, advisors, or consultants. The Company will only grant stock options with an exercise price at least equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee administers the 1998 Stock Option Plan.



     On November 10, 1998, the Board of Directors authorized the issuance, under the terms of the 1998 Stock Option Plan, of: (a) incentive stock options to purchase an aggregate of 145,000 shares of Common Stock for an exercise price of $6.60 to Dickerson Wright and Gary Elzweig; (b) incentive stock options to purchase an aggregate of 205,000 shares of Common Stock for an exercise price of $6.00 to certain of our officers and employees; and (c) non-qualified stock options to purchase an aggregate of 45,000 shares of Common Stock for an exercise price of $6.00 to certain of our non-employee directors and certain other non-employees who have provided services to us. All of these stock options are subject to vesting schedules described in stock option agreements between us and the recipients of the stock options. These option grants replaced the previous grants made on May 30, 1998, which were cancelled.

     WARRANTS. On November 10, 1998, the Board of Directors authorized the issuance to certain of our officers and employees of warrants to purchase an aggregate of 165,000 shares of Common Stock for an exercise price of $6.00 per share. These grants replaced the previous grants made on May 30, 1998, which were cancelled.



     The repricing of the above options and warrants was undertaken to facilitate the Offering. All outstanding options and warrants were repriced in the same manner.



     The following table provides the specified information concerning grants of options and warrants to purchase the Company's Common Stock made during the year ended December 31, 1998 to the persons named in the Summary Compensation Table.



                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                    -------------------------------------
                                       PERCENT OF
                    NUMBER OF            TOTAL
                    SECURITIES        OPTIONS/SARS
                    UNDERLYING         GRANTED TO       EXERCISE OR
                   OPTIONS/SARS       EMPLOYEES IN      BASE PRICE       EXPIRATION
     NAME            GRANTED          FISCAL YEAR         ($/SH)            DATE
     ----            ------           -----------         ------            ----
Dickerson Wright     170,000             31.2%         $5.00 - $5.50      5/30/08 (1)
                     170,000             31.2%         $6.00 - $6.60     11/10/08

Gary H. Elzweig       65,000             11.9%         $5.00 - $5.50      5/30/08 (1)
                      65,000             11.9%         $6.00 - $6.60     11/10/08



---------
(1) These options and warrants were cancelled in connection with the recapitalization of the Company in preparation for the Offering.



     The followng table provides information concerning exercises of options and warrants to purchase the Company's Common Stock in the fiscal year ended December 31, 1998, and unexercised options and warrants held at fiscal year end by the persons named in the Summary Compensation Table.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                              SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                            NUMBER OF                          UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                              SHARES                             AND WARRANTS AT                     AND WARRANTS AT
                             ACQUIRED                            DECEMBER 31, 1998                 DECEMBER 31, 1998 (1)
                                ON           VALUE         -----------------------------     -----------------------------
NAME                         EXERCISE       REALIZED       EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                       ----------     ------------     -----------     -------------     -----------     -------------
Dickerson Wright               0               0              75,151          98,849             $ 0              $ 0
Gary H. Elzweig                0               0              45,151          19,849             $ 0              $ 0



(1) Calculated by determining the difference between the initial public offering price of $6.00 per Unit and the exercise price of the options and warrants.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 31, 1998, and as adjusted to reflect the sale of the Units offered by us, by (i) each person who is known to own beneficially more than 5% of the outstanding shares of our Common Stock,
(ii) each of our directors, (iii) the Named Executive Officer, and (iv) all our directors and executive officers as a group:



Name and Address of                          Number of             Prior to               After
Beneficial Owner(1)                            Shares              Offering             Offering
-------------------                            ------              --------             --------
Dickerson Wright.......................     1,772,389(2)             71.8%               49.7%
Gary H. Elzweig........................       360,638(3)             14.6%               10.1%
Martin B. Lowenthal....................        82,192(4)              3.3%                2.3%
Donald C. Alford.......................        77,144(5)              3.1%                2.2%
Mark Baron.............................        60,318(6)              2.4%                1.7%
Thomas H. Chapman......................        45,727(7)              1.9%                1.3%
James D. Wait..........................        26,666(8)              1.1%                 *
James L. McCumber......................         5,000(9)              *                    *
Robert E. Petersen.....................         5,000(10)             *                    *
Noel Schwartz..........................         5,000(11)             *                    *
Irving Fuchs...........................         5,000(12)             *                    *

All current directors and officers as
a group (11 persons)...................     2,445,074(13)            99.0%               68.5%


---------------------
*   Represents less than 1%


(1) These persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table. The address of all stockholders is care of U.S. Laboratories Inc., 7895 Convoy Court, Suite 18, San Diego, California 92111.



(2) Includes 15,151 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Wright under our 1998 Stock Option Plan and 60,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Wright. See "Management - Executive Compensation."



(3) Includes 15,151 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Elzweig under our 1998 Stock Option Plan and 30,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Elzweig. See "Management - Executive Compensation."



(4) Includes 16,666 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Lowenthal under our 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Lowenthal. See "Management - Executive Compensation."

(5) Includes 16,666 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Alford under our 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Alford. See "Management - Executive Compensation."



(6) Includes 16,666 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Baron under our 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr.
     Baron. See "Management - Executive Compensation."



(7) Includes 16,666 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Chapman under our 1998 Stock Option Plan and 5,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Chapman. See "Management - Executive Compensation."



(8) Includes 16,666 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Wait under our 1998 Stock Option Plan and 10,000 shares issuable upon exercise of warrants exercisable within 60 days of December 31, 1998 granted by us to Mr. Wait. See "Management - Executive Compensation."



(9) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. McCumber under our 1998 Stock Option Plan. See "Management - Executive Compensation."



(10) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Petersen under our 1998
     Stock Option Plan. See "Management - Executive Compensation."



(11) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Schwartz under our 1998 Stock Option Plan. See "Management - Executive Compensation."



(12) Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998 awarded to Mr. Fuchs under our 1998 Stock Option Plan. See "Management - Executive Compensation."



(13) Includes 268,632 shares issuable upon exercise of options and warrants exercisable within 60 days of December 31, 1998.


                              RELATED TRANSACTIONS


     All ongoing present and future transactions with our affiliates have been, and will continue to be, on terms no less favorable to us than could have been obtained from unaffiliated parties, and will be approved by a majority of no less than two of our independent directors. These independent directors will not have an interest in those transactions and will have access, at our expense, to our counsel, or independent legal counsel.



     At December 31, 1997 and September 30, 1998, we owed Dickerson Wright, the Chief Executive Officer and majority stockholder, $584,281 and $97,499, respectively. The amounts are non-interest bearing and are payable upon demand. Mr. Wright loaned these amounts to us through the use of his personal line of credit that was personally guaranteed by Mr. Wright and his spouse. In May 1998, we repaid a portion of that line of credit by borrowing under a new $1,700,000 line of credit that is also personally guaranteed by Mr. Wright and his spouse.



     In October 1998, the $1,700,000 line of credit was refinanced into a $1,200,000 note payable and a $500,000 line of credit, both of which are guaranteed by Mr. Wright and his spouse. In July 1998, we also entered into a $500,000 line of credit that is personally guaranteed by Mr. Wright and his spouse. We used this $500,000 line of credit to repay in full to the bank the $480,000 loan made to us through the use of Mr. Wright's personal line of credit.

     As part of the consideration for the acquisition of Wyman Enterprises, Inc.'s assets, we issued a non-interest-bearing note payable to Donald C. Alford in the principal amount of $150,000. The note payments are due in four equal annual installments of $37,500 beginning in March 1999.



     During the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, we paid $181,067, $169,594, $137,063, and $92,052, respectively, in management fees to Gary Elzweig. The management fees were based on 5% of net sales of a subsidiary.



     On January 1, 1998, we issued (a) 315,488 shares of our Common Stock to Gary H. Elzweig in exchange for 100 shares of the common stock of PEICO; (b) 55,526 shares of our Common Stock to Martin B. Lowenthal in exchange for 18.5 shares of the common stock of USEL; (c) 33,652 shares of our Common Stock to Mark Baron in exchange for 1.67 shares of the common stock of TESD; and (d) 24,061 shares of our Common Stock to Thomas H. Chapman in exchange for 5.67 shares of the common stock of TESD.



     On January 1, 1998, we issued 10,937 shares of our Common Stock to Christopher O'Malley, Vice President of USEL under the terms of a restricted stock agreement containing restrictions on the disposition of the Common Stock. The Common Stock was issued in exchange for a capital contribution made by Mr. O'Malley to USEL.



     On April 1, 1998, we issued 50,478 shares of our Common Stock to Donald C. Alford in exchange for 25 shares of the common stock of Wyman Enterprises, Inc.

                                  UNDERWRITING


     Under the terms and subject to the conditions of the Underwriting Agreement ("Underwriting Agreement") Cardinal Capital Management, Inc.; Janda & Garrington LLC; and FAS Wealth Management Services, Inc. (the "Underwriters"), have agreed to purchase from us, and we have agreed to sell to the Underwriters, 1,100,000 Units (the "Firm Units"). Each Unit consists of one share of Common Stock and one Warrant to purchase one share of Common Stock at $7.80 per share. We granted the Underwriters an overallotment option to purchase an additional 165,000 Units (the "Option Units"), subject to certain terms and conditions, some of which are specified below.



     The Underwriters are committed to take and pay for all of the Firm Units, if any are taken. The Underwriters have advised us that they propose to offer the Units to the public at the initial public offering price of $6.00 per Unit. The Underwriters will purchase the Units at a concession (discount) of 10%. The Underwriters initially propose to offer part of the Units directly to the public at the initial public offering price set forth on the cover page of this Prospectus and part to certain dealers at a price that represents a concession not in excess of 6.5% of the initial public offering price. The Underwriters may change the initial public offering price, concession, and discount to dealers after the Units are released for sale to the public.



     The Underwriters have informed us that they do not intend to confirm sales to any account over which they exercise discretionary authority.



     We will also pay the Underwriters a 3% non-accountable expense allowance, of which $40,000 has been paid to date.



     Upon completion of the Offering, we will grant to the Underwriters warrants to purchase 110,000 Units (10% of the Firm Units). These underwriters' warrants will entitle the Underwriters to purchase Units at a price equal to 120% of the offering price to the public for a period commencing one year after the effective date of the registration statement and ending five years after that date. The Units offered to the Underwriters will contain warrants to purchase Common Stock on terms identical to the Warrants issued to the public except that the warrants underlying the Underwriters' Units are not subject to redemption. These underwriters' warrants may not be transferred except to the Underwriters' officers and employees who are also stockholders of the Underwriters or by will, under the laws of descent and distribution, or by the operation of law. The exercise price of these warrants may not be reduced after the effective date of the registration statement except in accordance with the terms of a stock dividend; stock split; or merger, consolidation, reclassification, reorganization, recapitalization, or a sale of the Company's assets. We have agreed to pay all costs and expenses incident to the registration and qualification of the Units with the Commission, the NASD, and such state securities regulatory agencies as the Underwriters may reasonably request.



     We agreed to use Cardinal Capital Management, Inc. and Janda & Garrington LLC as our non-exclusive financial advisers until November 2, 2000 for any future mergers, acquisitions, or strategic partnership transactions that we enter into with entities introduced to the Company by them. We will compensate them based on the "Lehman formula." The Lehman Formula provides for payment based on a percentage of a transaction's value. We will pay 5% of the first one million dollars of a transaction's value and one less percentage point for each million dollars of value until the percentage is reduced to 1%. At that point, we will pay 1% of the balance of a transaction's value. We paid Janda & Garrington LLC $22,500 in fees for services rendered in the acquisition of Wyman Enterprises, Inc.



     We have filed an application with the NASD to obtain a SmallCap Market listing for the Common Stock and the Warrants.


     The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Units are subject to the approval of certain legal matters by counsel and to certain other conditions.


     In connection with the Offering, the Underwriters may engage in certain transactions that stabilize the price of the Common Stock. These transactions consist of bids or purchases for the purpose of pegging, fixing, or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the Offering, the Underwriters may reduce that short position by purchasing Common Stock in the open market. The Underwriters may also elect to reduce any short position by exercising all or part of the overallotment option. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.



     Neither the Underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Units. Also, neither we nor any of the Underwriters make any representation that the Underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.



     We granted the Underwriters, for a period of 45 days following the effective date of the registration statement, an overallotment option to purchase any or all of the Option Units at the initial public offering price set forth on the cover page hereof, less underwriting discounts and commissions. The Underwriters may exercise this option to purchase solely for the purpose of covering over-allotments, if any, incurred in the sale of the Units.



     We determined the Units' purchase price by mutual agreement with the Underwriters. The offering price has no direct relationship to any established criteria of value, such as book value or earnings per share or any combination thereof. The Units' price does not necessarily indicate current market value for our assets. We did not prepare a valuation or appraisal for our business or our potential business. We agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act.






     The Underwriters may impose a penalty bid on certain underwriters and selling group members. This means that if the Underwriters purchase Units in the open market to reduce the Underwriters' short position or to stabilize the price of the Units, they may reclaim the amount of the selling concessions from the underwriters and the selling group members who sold those Units in the Offering.



     Certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock or the Warrants, including over-allotment, stabilizing and short-covering transactions in such securities.


                            DESCRIPTION OF SECURITIES

UNITS


     Each Unit we offer consists of one share of Common Stock, $.01 par value per share, and one redeemable Warrant to purchase one share of Common Stock at an exercise price of $7.80. The Common Stock and the Warrant comprising each Unit will be separately transferable upon issuance.


COMMON STOCK


     We are authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share. As of the date of this Prospectus, there were 2,200,000 shares of Common Stock issued and outstanding, held of record by ten stockholders. You are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of stockholders. Except as provided by resolutions of our Board of Directors providing for the issuance of any class or series of preferred stock, the exclusive voting power for all purposes is vested in the holders of Common Stock.



     Subject to the preferential rights of holders of preferred stock as provided by resolutions of our Board of Directors authorizing the issuance of any class of Preferred Stock, you are entitled to receive your pro rata share, based upon the number of shares held by you, of such dividends or other distributions as may be declared by the Board of Directors. In the event of our liquidation, dissolution, or winding up, you are entitled to share ratably in all assets remaining after the payment or provision of our debts and other liabilities and the liquidation preference of any outstanding preferred stock. You have no preemptive rights and have no rights to convert your Common Stock into any other securities. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued, validly issued, fully paid, and nonassessable.

     After completion of the Offering, 3,300,000 shares of Common Stock will be issued and outstanding (assuming no exercise of the Underwriters' overallotment option, the Warrants, the Underwriters' Warrant and other outstanding rights to acquire the Common Stock).


WARRANTS


     GENERAL. The following is a brief summary of certain provisions of the Warrants included in the Units offered hereby. This summary does not purport to be complete and is qualified in all respects by reference to the actual terms and provisions of the Warrant Agency Agreement between us and North American Transfer Co. (the "Warrant Agent"). A copy of the Warrant Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."



     EXERCISE PRICE AND TERMS. Each Warrant entitles you to purchase at any time over a five-year period commencing on the effective date of the Registration Statement of which this Prospectus is a part, one share of Common Stock at a price of $7.80, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The exercise price of the Warrants bears no relation to any objective criteria of value, and should in no event be regarded as an indication of any future market price of the securities offered hereby. You have the right to exercise your Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if such shares are qualified for sale, or deemed to be exempt from qualification, under applicable state securities laws. We will use our best efforts to maintain a current prospectus relating to such shares of Common Stock at all times when the market price of the Common Stock exceeds the exercise price of the Warrants until the expiration date of the Warrants, although there can be no assurance that we will be able to do so.



     In order to exercise the Warrants, you must surrender the Warrant certificate evidencing the Warrants, complete, execute and deliver to the Warrant Agent the exercise form on the reverse side of the Warrant certificate, together with payment to us of the exercise price with respect to the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by us, any other taxes or governmental charges which we may be required by law to collect. Payment of the exercise price and other amounts may be made in cash, or by certified or official bank check to the order of U.S. Laboratories Inc. No adjustment will be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant. If you exercise fewer than all of the Warrants evidenced by the Warrant certificate, the Warrant Agent will deliver to the registered holder a new Warrant certificate evidencing the number of Warrants not exercised.



     ANTI-DILUTION ADJUSTMENTS. If we issue a stock dividend, engage in a stock split or reverse stock split, or reclassify the Common Stock, the number of shares of Common Stock purchasable upon exercise of the Warrant will be adjusted so that you will be entitled to receive the same number of securities that you would have been entitled to receive if the Warrant had been exercised before the stock dividend, stock split or reverse stock split, or reclassification. No adjustment will be made, however, unless the adjustment would result in a 1% change in the number of shares of Common Stock issuable under the Warrant. If an adjustment is made, the exercise price of the Warrant will be adjusted so that the total price for exercising the Warrant will be the same after the adjustment as it was before the adjustment.



     For example, if the anti-dilution adjustment increases the number of shares issuable under the Warrant from one share to two shares, the exercise price will decrease from $7.80 per share to $3.90 per share. Whenever the number of shares of Common Stock issuable under the Warrants is adjusted as described above, we will file with the Warrant Agent a certificate of certain of our officers setting forth the adjusted number of shares purchasable and adjusted per share purchase price, certifying compliance with the terms of the Warrant Agreement and setting forth a brief description of the adjustments. After filing such certificate, we or the Warrant Agent will deliver a brief summary of the adjustments to you.



     REDEMPTION PROVISIONS. We have the option to redeem the outstanding Warrants in whole at any time or in part from time to time, on not more than 60 days' nor less than 30 days' written notice to you at a price equal to $0.01 per Warrant so long as the closing price for the Common Stock on Nasdaq exceeds 200% of the public offering price of Units under the Offering for 20 consecutive trading days ending on the third trading day prior to the day on which we give notice of redemption. You will have the right to exercise the Warrants under the terms described above until the redemption date. On the redemption date, if you are the registered holder of unexercised Warrants, you are entitled to payment of the redemption price upon surrender of the redeemed Warrants to us at the stock transfer office of the Warrant Agent. If we redeem fewer than all of the outstanding Warrants, we will designate those Warrants to be redeemed pro rata or by lot.



     After the redemption date, all your rights except the right to receive the redemption price terminates, but only if (a) on or prior to the redemption date we have irrevocably deposited with the Warrant Agent a sufficient amount to pay the redemption price for all Warrants called for redemption, and (b) the notice of redemption has stated the name and address of the Warrant Agent and our intention to deposit this amount with the Warrant Agent on or before the redemption date.

PREFERRED STOCK


     Our corporate documents authorize the Board of Directors to provide by resolution for the issuance from time to time of up to 5,000,000 shares of preferred stock in one or more class or series, with such special rights and preferences, including but not limited to dividend or liquidation preferences, voting rights and redemption rights, anti-dilution rights or conversion rights, as the Board may specify. The Company will not issue preferred stock to its promoters except on the same terms as it is offered to all other of its existing stockholders or new stockholders, or unless the issuance of preferred stock is approved by a majority of the Company's independent directors who did not have an interest in the transaction and who have access, at the Company's expense, to the Company's or independent legal counsel.


     As of the date of this prospectus, the Board of Directors has not authorized the issuance of any class or series of preferred stock and no shares of preferred stock are issued or outstanding.

TRANSFER AGENT


     The transfer agent and registrar for the Common Stock is North American Transfer Co.


                         SHARES ELIGIBLE FOR FUTURE SALE


     After the Offering, we will have 3,300,000 shares of Common Stock outstanding (assuming no exercise of options, warrants, Underwriters' overallotment option, or other convertible securities or issuances of Common Stock subsequent to September 30, 1998). The 1,100,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Act, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Act
("Affiliates"), may generally be sold only in compliance with certain limitations of Rule 144 described below.



     The remaining 2,200,000 shares of Common Stock are deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Act. Restricted Shares in the amount of 1,697,238 may be eligible for sale in the public market in accordance with Rule 144 under the Act beginning
90 days after the date of this Prospectus.



     The holders of these Restricted Shares have agreed not to sell or otherwise dispose of any of these shares for a period of 18 months after the date of this Prospectus without the prior written consent of Cardinal Capital Management, Inc. Cardinal may, in its sole discretion, and at any time without notice, release all or any portion of the securities subject to lock-up agreements.



     Additionally, these holders have agreed to sign an agreement with several of the states not to sell or otherwise dispose of any of these shares for a period of 12 months after the date of this Prospectus, and they have agreed not to sell more than 2.5% of their shares in each quarter for the period from 12 months to 24 months after the date of this Prospectus.

     Upon expiration of the various lock-up agreements, 1,772,389 shares of Common Stock (including shares issued or issuable upon the exercise of vested options and warrants outstanding as of December 31, 1998) will become available for sale in the public market; the remaining 891,394 shares (including shares issued or issuable upon the exercise of vested options and warrants outstanding as of December 31, 1998) will become eligible for sale under Rule 144 at various dates thereafter as the holding period provisions of Rule 144 are satisfied.



     Under Rule 144, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from us or an Affiliate, is entitled to sell, within any three-month period the greater of:



                  (1) 1% of the then outstanding shares of Common Stock (approximately 33,000 immediately after the Offering) or


                  (2) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.



These sales may occur only if certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied.



     In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from us or (if applicable) the date they were acquired from one of our Affiliates, a stockholder who is not one of our Affiliates at the time of sale and has not been one of our Affiliates for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.



     Securities issued in reliance on Rule 701 (such as shares of Common Stock that may be acquired under the exercise of certain options granted prior to the Offering) are also restricted securities and, beginning 90 days after the date of this Prospectus, may be sold by stockholders other than one of our Affiliates subject only to the manner of sale provisions of Rule 144 and by one of our Affiliates under Rule 144 without compliance with its one-year holding period requirement.



     Prior to the Offering, there has been no public market for the Common Stock or the Warrants. We cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock or the Warrants prevailing from time to time. We cannot estimate the number of shares that may be sold in the public market under Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of our Common Stock in the public market could adversely affect the market price of the Common Stock or the Warrants and could impair our ability to raise capital through an offering of equity securities.


                                     EXPERTS


     Our consolidated financial statements at December 31, 1996 and 1997 and for each of the two years in the period ended December 31, 1997 appearing in this Prospectus and the Registration Statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.


     The financial statements of Wyman Testing Laboratories, Inc. at December 31, 1997 and for the year then ended appearing in this Prospectus and the Registration Statement have been audited by Singer Lewak Greenbaum Goldstein LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon this report given upon the authority of this firm as experts in accounting and auditing.

                                  LEGAL MATTERS


     On our behalf, Foley & Lardner, San Diego, California and Chicago, Illinois will pass upon the validity of the issuance of the securities being offered by this Prospectus. Camner, Lipsitz & Poller, P.A., Coral Gables, Florida will pass upon certain legal matters for the Underwriters.


                             ADDITIONAL INFORMATION


     We have filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the securities offered hereby, you should refer to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any agreement or any other document referred to are not necessarily complete, and in each instance, if such agreement or document is filed as an exhibit, you should refer to the copy of the agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by reference to the exhibit.



     The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, we are required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Prior to this Offering, the Company was not a reporting company under the Securities Exchange Act of 1934, as amended.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. LABORATORIES INC. AND SUBSIDIARIES
       Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors.......................................F-2

       Consolidated Balance Sheets at December 31, 1997 and
       at September 30, 1998 (unaudited)..........................................................................F-3

       Consolidated Statements of Operations for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 (unaudited).................................F-5

       Consolidated Statements of Stockholders' Equity for the years ended
       December 31, 1997 and 1996 and the nine months ended September 30, 1998 (unaudited)........................F-6

       Consolidated Statements of Cash Flows for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 (unaudited).................................F-7

       Notes to Consolidated Financial Statements................................................................F-10

WYMAN TESTING LABORATORIES, INC.

       Report of Singer Lewak Greenbaum Goldstein LLP, Independent Auditors......................................F-24

       Balance Sheet at December 31, 1997........................................................................F-25

       Statement of Operations for the year ended December 31, 1997..............................................F-27

       Statement of Stockholders' Equity for the year ended December 31, 1997....................................F-28

       Statement of Cash Flows for the year ended December 31, 1997..............................................F-29

       Notes to Financial Statements.............................................................................F-31

UNAUDITED PRO FORMA FINANCIAL INFORMATION

       Pro Forma Balance Sheet...................................................................................F-39

       Pro Forma Statement of Operations.........................................................................F-41

       Note to Pro Forma Financial Statements....................................................................F-42

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Board of Directors and Stockholder
U.S. Laboratories Inc.


We have audited the accompanying consolidated balance sheet of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of U.S. Laboratories Inc. and subsidiaries as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
March 4, 1998 (except for
         Note 7, as to which the date
         is October 21, 1998)



      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
              DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)


                                     ASSETS

                                                                                December 31,          September 30,
                                                                                    1997                   1998
                                                                                ------------          -------------
                                                                                                        (unaudited)
Current assets
     Cash     .............................................................         $    94,132        $    144,991
     Accounts receivable, net of allowances for doubtful
         accounts of $40,927 and $57,755, respectively......................          1,719,120           2,936,439
     Work-in-process........................................................            181,772             263,615
     Prepaid expenses and other current assets..............................             47,414              65,323
                                                                                ---------------    ----------------

              Total current assets..........................................          2,042,438           3,410,368

Furniture and equipment, net of accumulated depreciation
     of $564,217 and $718,873, respectively.................................            395,711             762,846
Excess cost over fair value of net assets acquired, net
     of accumulated amortization of $331,725 and $422,109,
     respectively ..........................................................            939,147           1,554,887
Deferred offering costs.....................................................                  -             317,825
Other assets      ..........................................................            154,411             170,279
                                                                                ---------------    ----------------

                  Total assets..............................................    $     3,531,707    $      6,216,205
                                                                                ===============    ================


      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (CONTINUED)
              DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                December 31,        September 30,
                                                                                    1997                 1998
                                                                                ------------        -------------
                                                                                                     (unaudited)
Current liabilities
     Book overdraft.........................................................    $         9,390     $        16,741
     Lines of credit........................................................            484,335             583,660
     Current portion of long-term debt......................................             84,526             109,617
     Current portion of capitalized lease obligations.......................                  -              10,285
     Current portion of notes payable.......................................                  -             423,993
     Accounts payable.......................................................            273,620             422,019
     Accrued payroll and payroll taxes......................................            115,214             221,430
     Other accrued expenses.................................................             14,612                   -
     Due to stockholder.....................................................            584,281              97,499
     Deferred income tax....................................................            678,749             678,749
     Income tax payable.....................................................            162,708             471,009
                                                                                ---------------     ---------------

         Total current liabilities..........................................          2,407,435           3,035,002

Long-term debt, net of current portion......................................            118,732             241,981
Capitalized lease obligations, net of current portion.......................                  -               6,809
Notes payable, net of current portion.......................................                  -           1,245,000
                                                                                ---------------     ---------------

              Total liabilities.............................................          2,526,167           4,528,792
                                                                                ---------------     ---------------

Minority interest ..........................................................            338,128                   -
                                                                                ---------------     ---------------

Commitments and contingencies

Stockholders' equity
     Preferred stock, $0.01 par value
         5,000,000 shares authorized
         none issued and outstanding........................................                  -                   -
     Common stock, $0.01 par value
         50,000,000 shares authorized
         1,709,858 and 2,200,000 shares issued and outstanding..............             17,099              22,000
     Additional paid-in capital.............................................            380,901             970,252
     Retained earnings......................................................            269,412             695,161
                                                                                ---------------     ---------------

              Total stockholders' equity....................................            667,412           1,687,413
                                                                                ---------------     ---------------

                  Total liabilities and stockholders' equity................    $     3,531,707     $     6,216,205
                                                                                ===============     ===============


      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)



                                                     For the Years Ended              For the Nine Months Ended
                                                           December 31,                      September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998             1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                    (unaudited)       (unaudited)
Revenue  ...................................   $     7,766,414  $      4,963,090  $     8,478,329  $      5,507,806

Cost of goods sold..........................         4,476,952         2,635,263        4,432,509         3,158,483
                                               ---------------  ----------------  ---------------  ----------------

Gross profit................................         3,289,462         2,327,827        4,045,820         2,349,323

Selling, general, and administrative
   expenses.................................         2,531,770         1,853,318        3,215,256         1,804,547
                                               ---------------  ----------------  ---------------  ----------------

Income from operations......................           757,692           474,509          830,564           544,776
                                               ---------------  ----------------  ---------------  ----------------

Other income (expense)
   Interest expense.........................          (130,605)          (84,390)        (118,814)          (90,520)
   Interest income..........................             7,277             8,430            9,252             4,371
   Forgiveness of note receivable...........                 -            (9,976)               -             1,738
   Gain (loss) on sale of fixed asset.......             4,912            (3,873)               -                 -
   Rental income............................            25,160             4,598           13,048            20,918
   Gain on sale of minority interest........            25,229                 -                -            25,229
                                               ---------------  ----------------  ---------------  ----------------

     Total other income (expense)...........           (68,027)          (85,211)        (96,514)           (38,264)
                                               ---------------- ----------------  --------------   ----------------

Income before provision for income
   taxes, minority interest and
   extraordinary item.......................           689,665           389,298          734,050           506,512

Provision for income taxes..................           305,056           202,921          308,301           224,345
                                               ---------------  ----------------  ---------------  ----------------

Income before minority interest
   and extraordinary item...................           384,609           186,377          425,749           282,167
Minority interest...........................           (80,253)          (33,664)               -           (62,851)
                                               ---------------  ----------------  ---------------  ----------------

Income before extraordinary item............           304,356           152,713          425,749           219,316
Extraordinary gain, less applicable
   income taxes of $40,200 (NOTE 14)........            59,800                --               --            59,800
                                               ---------------  ----------------  ---------------  ----------------

Net income..................................   $       364,156  $        152,713  $       425,749  $        279,116
                                               ===============  ================  ===============  ================
Basic income per share......................
   Income before extraordinary item.........              0.14              0.07             0.19              0.10
   Extraordinary item.......................              0.03                --               --              0.03
                                               ---------------  ----------------  ---------------  ----------------
   Net income...............................   $          0.17  $           0.07  $          0.19  $           0.13
                                               ===============  ================  ===============  ================

Diluted income per share
   Income before extraordinary item.........              0.14              0.07             0.19              0.10
   Extraordinary item.......................              0.03                --               --              0.03
                                               ---------------  ----------------  ---------------  ----------------
   Net income...............................   $          0.17  $           0.07  $          0.19  $           0.13
                                               ===============  ================  ===============  ================

Weighted Average shares outstanding.........         2,200,000         2,200,000        2,200,000         2,200,000
                                               ===============  ================  ===============  ================


      The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)


[CAPTION]

                                                                                     Retained
                                                                   Additional        Earnings
                                      Common Stock                   Paid-In      (Accumulated
                                  Shares           Amount            Capital           Deficit)          Total
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1995................        1,709,858   $        17,099  $        380,901  $      (247,457) $        150,543

Net income.................                                                               152,713           152,713
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1996................        1,709,858            17,099           380,901          (94,744)          303,256
Net income.................                                                               364,156           364,156
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, December
   31, 1997................        1,709,858            17,099           380,901          269,412           667,412
Issuance of common
stock in exchange
   for shares held by
   minority interest
   holders (unaudited).....          490,142             4,901           589,351                            594,252
Net income (unaudited).....                                                               425,749           425,749
                             ---------------   ---------------  ----------------  ---------------  ----------------
Balance, September 30,
   1998 (unaudited) .......        2,200,000   $        22,000  $        970,252  $       695,161  $      1,687,413
                             ===============   ===============  ================  ===============  ================


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)


                                                     For the Years Ended             For the Nine Months Ended
                                                           December 31,                     September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998             1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                   (unaudited)        (unaudited)
Cash flows from operating activities
   Net income...............................   $       364,156  $        152,713  $       425,749  $        279,116
   Adjustments to reconcile net income
     to net cash provided by operating
     activities
       Amortization.........................            84,724            84,724           90,384            63,543
       Depreciation.........................           181,552           145,980          182,240           142,756
       Loss (gain) on sale of fixed asset...            (4,912)            3,873                -                 -
       Forgiveness of debt..................          (100,000)                -                -          (100,000)
       Minority interest....................            80,253            33,664                -            62,851
       Distributions to minority interests..           (20,000)         (251,327)               -                 -
       Gain on sale of subsidiary stock.....             9,771                 -                -             9,771
       Deferred income tax..................           275,918           109,551                -                 -
   (Increase) decrease in
     Accounts receivable....................          (750,149)         (325,311)        (639,638)         (577,868)
     Work in process........................            24,826           (21,344)         (81,843)           99,704
     Prepaid expenses.......................            21,008             7,571           12,076            27,500
     Other assets...........................           (63,486)          (34,300)         (15,868)           (8,893)
   Increase (decrease) in
     Accounts payable.......................            49,476            (2,965)          93,679           (10,523)
     Accrued payroll and payroll taxes......            46,362            41,447           33,606            31,168
     Other accrued expenses.................            (1,251)           15,863          (15,785)           (1,498)
     Income tax payable.....................            69,338            93,370          308,301           264,545
                                               ---------------  ----------------  ---------------  ----------------
Net cash provided by operating
activities..................................           267,586            53,509          392,901           282,172
                                               ---------------  ----------------  ---------------  ----------------
Cash flows from investing activities
   Purchase of furniture and equipment......           (83,798)          (93,142)        (189,838)          (60,293)
   Proceeds from sale of fixed assets.......            34,291             4,801                -                 -
   Investment in the San Diego division
     of CH&A Corporation....................                 -           (62,500)               -                 -
   Investment in Wyman Enterprises,
     Inc., net of cash acquired.............                 -                 -         (296,730)                -
   Investment in Professional Services
     Industries, Inc........................                 -                 -          (13,900)                -
   Investment in Jupiter, Division of Fraser
     Engineering & Testing, Inc.............                 -                 -          (35,000)                -
                                               ---------------  ----------------  ---------------  ----------------

Net cash used in investing activities.......           (49,507)         (150,841)        (535,468)          (60,293)
                                               ---------------  ----------------  ---------------  ----------------



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)


                                                     For the Years Ended             For the Nine Months Ended
                                                           December 31,                    September 30,
                                               ---------------------------------  ---------------------------------
                                                     1997             1996              1998            1997
                                               ---------------  ----------------  ---------------  ----------------
                                                                                   (unaudited)            (unaudited)
Cash flows from financing activities
   Increase (decrease) in book
     overdraft..............................   $       (69,095) $         46,792  $         7,351  $        (78,485)
   Line of credit, net......................           322,229           162,106          (98,176)          293,582
   Due to stockholders, net.................          (130,421)          161,443         (486,782)          (11,014)
   Payments on long-term debt...............           (97,660)          (64,919)         (95,130)          (74,329)
   Payments on capitalized lease
     obligations............................                 -                 -          (10,005)                -
   Payments on notes payable................          (149,000)         (238,000)               -          (149,000)
   Deferred offering costs..................                 -                 -         (317,825)                -
   Increase in notes payable................                 -                 -        1,218,993                 -
   Due from Wyman Testing
     Laboratories, Inc......................                 -                 -          (25,000)                -
                                               ---------------  ----------------  ---------------  ----------------
Net cash provided by (used in)
financing activities  ......................          (123,947)           67,422          193,426           (19,246)
                                               ---------------  ----------------  ---------------  -----------------
Net increase (decrease) in cash.............            94,132           (29,910)         (50,859)          202,633
Cash, beginning of period...................                 -            29,910           94,132                 -
                                               ---------------  ----------------  ---------------  ----------------
Cash, end of period.........................   $        94,132  $              -  $       144,991  $        202,633
                                               ===============  ================  ===============  ================
Supplemental disclosures of cash flow
 information
   Interest paid............................   $       130,605  $         84,390  $       118,814  $         90,520
                                               ===============  ================  ===============  ================
   Income taxes paid........................   $         2,000  $          1,380  $           135  $          1,000
                                               ===============  ================  ===============  ================



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
               FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)




Supplemental schedule of non-cash investing and financing activities

During the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, the Company acquired an automobile and trucks of $124,469, $105,679, $213,685, and $124,449, respectively, under note payable agreements.


During the year ended December 31, 1997 and the nine months ended September 30, 1997, the Company forgave debt in the amount of $100,000 (Note 14).


On January 1, 1998, the Company issued 490,142 shares of the Company's Common Stock to minority interest holders in exchange for all of their shares in the subsidiaries. In connection with the purchase, the Company recorded additional goodwill of $194,924.


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 1 - ORGANIZATION AND BUSINESS

     U.S. Laboratories Inc. and subsidiaries (collectively the "Company") offers engineering and design services, project management, construction quality control, structural engineering and design, environmental engineering and inspection and testing. The Company has facilities in California, New Jersey, and Florida and grants credit to customers in those states.




     Acquisitions
     On October 18, 1996, the Company acquired substantially all the furniture and equipment of the San Diego division of CH&A Corporation. The purchase price of the assets was $67,500 which was paid on the closing date.


     On January 1, 1998, the Company purchased all of the shares held by minority stockholders in its subsidiaries for $533,052. The Company issued an aggregate of 439,664 shares of Common Stock in exchange for the purchase price. The shares were valued using a method similar to previous Company acquisitions. The Company recorded $194,924 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years.


     On March 25, 1998, Wyman Testing Laboratories, Inc. ("Wyman"), a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. The purchase price was paid as follows: (i) $300,000 cash paid upon the closing, (ii) $468,993 notes payable issued to the stockholders of Wyman Enterprises, Inc., and (iii) 50,478 shares of US Labs Common Stock issued to a stockholder of Wyman Enterprises, Inc. valued at $61,200, using a method similar to previous company acquisitions. Wyman recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. For financial statement purposes, the acquisition occurred on March 31, 1998. The assets acquired were as follows:


                  Cash                                        $         22,690
                  Accounts receivable                                  577,681
                  Prepaids                                              29,985
                  Furniture and equipment                               96,952
                  Goodwill                                             511,200
                  Liabilities                                         (407,888)
                                                              ----------------
                      TOTAL                                   $        830,620
                                                              ================


     In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

     In May 1998, the Company acquired certain equipment of Professional Services Industries, Inc. ("PSI") for a purchase price of $13,900 which has been paid.



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 1 - ORGANIZATION AND BUSINESS (CONTINUED)

     In May 1998, the Company acquired certain equipment of Jupiter, Division of Fraser Engineering & Testing, Inc. ("Jupiter") for a purchase price of $35,000 which has been paid.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation


     The consolidated financial statements include the accounts of U.S. Laboratories Inc. and its subsidiaries. All material intercompany accounts and transactions have been eliminated.


     Cash and Cash Equivalents/Book Overdraft


     For purposes of the statements of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents. Book overdraft represents the bank balance at period end, plus deposits in transit, less outstanding checks.


     Furniture and Equipment

     Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:

            Automobile and trucks                               3 to 5 years
            Furniture and fixtures                              5 to 7 years
            Office hardware and software                             5 years
            Machinery and equipment                             5 to 7 years
            Leasehold improvements                                   5 years

     Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statements of operations.





     Intangibles


     Intangibles consist of goodwill which is being amortized over a fifteen-year period. The Company continually evaluates whether events or circumstances have occurred that indicate the remaining estimated value of goodwill may not be recoverable. When factors indicate that the value of goodwill may be impaired, the Company estimates the remaining value and reduces the goodwill to that amount.


     Deferred Offering Costs


     Amounts paid for costs associated with an anticipated initial public offering ("IPO") are capitalized and will be recorded as a reduction to additional paid-in capital upon the completion of the IPO. In the event that the IPO is not successful, the deferred offering costs will be charged to expense.





  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Revenue Recognition


     Revenue from services performed, including fixed-price and unit-price contracts, is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted. At the time a loss or a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. The Company has not experienced any material losses on these contracts.


     Advertising


     The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 were $15,699, $29,047, $36,140, and $12,305, respectively.


     Income Taxes


     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


     Interim Unaudited Financial Information


     The unaudited financial information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company's financial position, the results of operations, and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of results for the entire fiscal year ending December 31, 1998.


     Stock Split



     Effective May 30, 1998, the Company effected a 20,324-for-one stock split and on November 9, 1998, effected a one-for-0.8413 reverse stock split. The options and warrants to acquire Common Stock were unaffected by the reverse stock split. All share and per share data have been retroactively restated to reflect the stock split.





  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Estimates


     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


     Fair Value of Financial Instruments


     For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and other accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar long-term debt and capital lease obligations are substantially the same.


     Concentrations of Risk


     The Company sells products and provides contract services to construction companies and the military, primarily in California, New Jersey, and Florida. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.


     Net Income Per Share


     For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income to common stockholders by the weighted-average number of common shares outstanding.

     Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Recently Issued Accounting Pronouncements SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.


     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.

NOTE 3 - CASH

     The Company maintains cash deposits at banks located in California, Florida, and New Jersey. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1997 and September 30, 1998, uninsured portions of balances held at banks aggregated to $27,026 and $0, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 4 - FURNITURE AND EQUIPMENT

Furniture and equipment consisted of the following:

                                                                                   December 31,      September 30,
                                                                                      1997               1998
                                                                                ---------------    ----------------
                  Automobile and trucks......................................   $       465,614      $      609,022
                  Furniture and fixtures.....................................           237,798             283,189
                  Office hardware and software...............................            35,666              80,645
                  Machinery and equipment....................................           202,313             408,977
                  Leasehold improvements.....................................            18,537              99,886
                                                                                ---------------    ----------------
                                                                                        959,928           1,481,719
                  Less accumulated depreciation and amortization.............           564,217             718,873
                                                                                ---------------    ----------------

                      TOTAL..................................................   $       395,711    $        762,846
                                                                                ===============    ================


     Depreciation and amortization expense for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997 was $181,552, $145,980, $182,240, and $142,756, respectively.


NOTE 5 - LINES OF CREDIT

                                                                                   December 31,         September 30,
                                                                                      1997                   1998
                                                                                   ------------         -------------
                  The Company has a $800,000 line of credit from
                       a bank with interest payable on a monthly basis at the
                       30-day Commercial Paper Rate (5.75% at December 31,
                       1997) plus 3.15%. The line of credit is secured by
                       substantially all of the Company's assets and
                       personally guaranteed by the majority stockholder.
                       Subsequent to year end, amounts were repaid ..........        $  484,335           $       -



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 5 - LINES OF CREDIT (CONTINUED)

                                                                                   December 31,    September 30,
                                                                                      1997               1998
                                                                                   ------------    -------------
                  In  May 1998, the Company entered into a $1,700,000 line of credit with a bank, maturing on May 1, 1999. Interest is
                      payable on a monthly basis at prime (8.5% at December 31,
                      1997). The maximum advance rate is 75% of accounts
                      receivable aged 90 days or less. The line is guaranteed by a UCC-1 financing statement, covering a majority of the
                      Company's assets, dated May 27, 1998, and personally
                      guaranteed by the majority stockholder. Subsequent to
                      year-end, the Company refinanced the line of credit into a
                      $1,200,000 note payable (see Note 7) and remaining
                      $500,000 as a line of credit with the above
                      terms................................................        $          -    $     318,660

                  In  July 1998, the Company entered into a $500,000 line of credit with a bank, payable upon demand, but no later than
                      July 1, 2000. Interest is payable on a monthly basis at
                      the bank's reference rate. A portion of the line is
                      guaranteed by the majority stockholder and the majority of the Company's
                      assets...............................................                   -          265,000
                                                                                   ------------    -------------

                           TOTAL.............................................      $    484,335    $     583,660
                                                                                   ============    =============


  The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
               THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                  (UNAUDITED)
   (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 6 - LONG-TERM DEBT

         Long-term debt consisted of the following:


                                                                                   December 31,    September 30,
                                                                                      1997             1998
                                                                                   ------------    -------------
                  Notes payable to Toyota Motor Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $355
                      including interest at 9.19%
                      per annum..............................................      $      5,788    $      3,215

                  Notes payable to General Motors Credit Corporation,
                      collateralized by applicable equipment. The notes are
                      currently due in aggregate monthly payments of $2,167
                      including interest from 7.95% to 9.7% per
                      annum..................................................            78,869          99,954

                  Notes payable to Barnett Bank, collateralized by applicable equipment. The notes are currently due in aggregate
                      monthly payments of $4,644 including interest from 9.29%
                      to 14.5% per
                      annum..................................................            68,099          85,380

                  Notes payable to Ford Motor Credit Corporation, collateralized by applicable equipment. The notes are currently due in
                      aggregate monthly payments of $1,969 including interest
                      from
                      7.99% to 10.25% per annum..............................            50,502          163,049
                                                                                   ------------    -------------

                                                                                        203,258          351,598
                  Less current portion.......................................            84,526          109,617
                                                                                   ------------    -------------

                           Long-term portion.................................      $    118,732    $     241,981
                                                                                   ============    =============


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 6 - LONG-TERM DEBT (CONTINUED)

         The following is a schedule by years of future maturities of long-term debt:

                   Year Ending
                  December 31,
                  ------------
                      1998                                                               $         84,526
                      1999                                                                         66,577
                      2000                                                                         28,880
                      2001                                                                         20,250
                      2002                                                                          3,025
                                                                                         ----------------

                           TOTAL                                                         $        203,258
                                                                                         ================


     Subsequent to year end, the Company entered into five note payable agreements and assumed two note payable agreements upon the acquisition of Wyman Enterprises, Inc. The notes are currently due in aggregate monthly payments of $4,173 including interest from 8.75% to 13.5% per annum.


NOTE 7 - NOTES PAYABLE


         Notes payable consisted of the following at September 30, 1998. (All balances were zero at December 31, 1997.):


                  Note payable to stockholder of Wyman Enterprises, Inc. in
                      connection with the acquisition. The amount is to be paid in
                      four annual installments of $37,500 beginning March 25, 1999...............  $        150,000

                  Note payable to stockholder of Wyman Enterprises, Inc. in
                      connection with the acquisition. The amount is to be paid
                      in four annual installments of $37,500 beginning March 25,
                      1999 with one lump sum payment of $150,000 due at the
                      earlier of October 1, 1999 or the 30 days following the IPO................           300,000

                  Note payable to stockholders of Wyman Enterprises, Inc. in connection with the acquisition. The amount is payable upon
                      demand and non-interest bearing............................................            18,993


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 7 - NOTES PAYABLE (CONTINUED)


                  Note payable to bank starting January 1999. The note is interest only through December 31, 1998 at the prime rate (8.5% at December 31, 1997).
                  The amount is to be paid in monthly installments of $20,000 plus interest at the prime. The note is secured by substantially all of the Company's
                  assets and personally guaranteed by the majority stockholder...................  $      1,200,000
                                                                                                   ----------------

                                                                                                          1,668,993
                  Less current portion...........................................................           423,993
                                                                                                   ----------------

                           Long-term portion.....................................................  $      1,245,000
                                                                                                   ================


NOTE 8 - RELATED PARTY TRANSACTIONS


     Due to Stockholder


     At December 31, 1997 and September 30, 1998, the Company had amounts due to the majority stockholder of $584,281 and $97,499, respectively. The amounts are non-interest bearing and are payable upon demand.



     Stockholder Management Fees



     During the year ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, the Company expensed $181,067, $169,594, $137,063, and $92,052, respectively, in management fees to a stockholder. The management fees are based upon 5% of net sales of a subsidiary.


NOTE 9 - COMMITMENTS AND CONTINGENCIES





     Leases



     The Company has entered into non-cancelable operating leases for its corporate offices and facilities in California, New Jersey, and Florida. The Company has the option to extend certain leases.


     Future minimum rental commitments under lease agreements with initial or remaining terms of one year or more at December 31, 1997 are as follows:


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)


NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

     Leases (continued)

                   Year Ending
                  December 31,
                  ------------
                      1998                                                 $        195,622
                      1999                                                           76,504
                      2000                                                           38,946
                      2001                                                          214,608
                                                                           ----------------

                                                                                    525,680
                      Less sublease                                                  19,390
                                                                           ----------------
                           Total                                           $        506,290
                                                                           ================


     Rent expense was approximately $316,685, $153,250, $230,156, and $251,391 for the years ended December 31, 1997 and 1996 and the nine months ended September 30, 1998 and 1997, respectively.



     Capitalized Lease Obligations



     Upon the acquisition of Wyman Enterprises, Inc., the Company assumed three capitalized lease obligations. The agreements are payable in aggregate monthly payments of principal and interest of $1,477, expiring through May 2002. The agreements are collateralized by applicable equipment.



     Litigation



     The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material adverse effect on the Company's consolidated financial position or results of operations.



     Lease Commitments



     In May 1998, the Company entered into a non-cancelable operating lease agreement for its facilities in California that expires in April 2003. The agreement initially requires monthly payments of $8,230 with annual increases.


     In May 1998, upon the acquisition of PSI, the Company assumed PSI's lease obligation in New Jersey. PSI will pay the monthly lease through November 30, 1998, and the Company will be responsible for the monthly lease payments of $1,700 from December 1, 1998 to May 30, 2001.

     In May 1998, upon the acquisition of Jupiter, the Company assumed Jupiter's lease obligation in Florida. The Company is responsible for the monthly lease payments of $1,198 through June 2000.


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 9 - COMMITMENTS AND CONTINGENCIES (CONTINUED)


     Employment Agreements



     In May 1998, the Company entered into three-year employment agreements with certain key employees of the Company. The agreements require aggregate monthly payments of approximately $59,000.



     Incentive Programs



     In July 1998, the Company entered into incentive program agreements with certain members of Company management. The agreements call for bonuses of 3% and 7% of pre-tax profits based upon the Company's performance. Additionally, up to 5% of individual subsidiary pre-tax profits may be distributed to employees based on performance of those subsidiaries.


NOTE 10 - PROFIT SHARING PLAN

     The Company has a voluntary profit sharing plan which covers substantially all eligible full-time employees who meet the plan requirements. Annual employer contributions are based on a years of service vesting schedule. Employer contributions for the years ended December 31, 1997 and 1996 were $26,900 and $11,700, respectively.

NOTE 11 - INCOME TAXES

     A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the years ended December 31 is as follows:


                                                                                       1997              1996
                                                                                ---------------    --------------
               Income tax computed at federal statutory tax rate..............          34.0%               34.0%
               State taxes, net of federal benefit............................           6.5                 9.9
               Non-deductible goodwill amortization and other.................           3.2                 8.0
                                                                                ---------------    --------------

                      Total...................................................          43.7%               51.9%
                                                                                =============      ==============



  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)




NOTE 11 - INCOME TAXES (CONTINUED)

     Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

                  Deferred tax assets
                      Accrued payroll and other expenses....................                       $         90,275
                      Other.................................................                                  1,400
                                                                                                   ----------------

                                                                                                             91,675
                                                                                                   ----------------
                  Deferred tax liabilities
                      Accounts receivable...................................                                667,648
                      Work-in-progress......................................                                 72,708
                      Other.................................................                                 30,068
                                                                                                   ----------------

                                                                                                            770,424
                                                                                                   ----------------

                           Net deferred tax liability.......................                       $       (678,749)
                                                                                                   ================

         The components of the income tax provision for the years ended December 31 are as follows:


                                                                                      1997                  1996
                                                                                ---------------    ----------------
                  Current
                      Federal...............................................    $        24,938    $         79,365
                      State.................................................              4,200              14,005
                                                                                ---------------    ----------------

                                                                                         29,138              93,370
                                                                                ---------------    ----------------
                  Deferred
                      Federal...............................................            214,302              93,118
                      State.................................................             61,616              16,433
                                                                                ---------------    ----------------

                                                                                        275,918             109,551
                                                                                ---------------    ----------------

                           Total attributable to income before
                             extraordinary item.............................    $       305,056    $        202,921
                                                                                ---------------    ----------------

                  Current
                      Federal...............................................             34,000
                      State.................................................              6,200
                                                                                ---------------         --------------
                           Total attributable to extraordinary item........             40,200
                                                                                ---------------         --------------

                                                     Total..................    $       345,256         $      202,921
                                                                                ===============         ==============


  The accompanying notes are an integral part of these consolidated financial statements.

                     U.S. LABORATORIES INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996 AND FOR
                THE NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997
                                   (UNAUDITED)
    (The information with respect to the nine months ended September 30, 1998 and 1997 is unaudited.)



NOTE 12 - STOCK OPTION PLAN


     In July 1998, the Board of Directors adopted and approved the 1998 Stock Option Plan (the "Option Plan") under which a total of 500,000 shares of Common Stock have been reserved for issuance. Options under this plan may be granted to employees, officers, and directors and consultants of the Company. The exercise price of the options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of grant. Options vest over periods not to exceed 5 years. In July 1998, the Company had 395,000 stock options outstanding at an exercise price ranging from $5.00 to $5.50 per share, of which 261,360 stock options were exercisable. The Board of Directors also approved the grant of an additional 70,000 options to various employees under the plan.



NOTE 13 - WARRANTS

     In July 1998, the Board of Directors approved the grant of 165,000 stock warrants to certain employees of the Company. The warrants entitle the holder to purchase Company Common Stock at a price of $5.00 per share. The warrants are exercisable the earlier of (i) the date on which the closing price of a share of the Company's Common Stock as reported on the NASDAQ Small-Cap Market is greater than $12.00 or (ii) the date on which the audited consolidated earnings for the fiscal year ending December 31, 1998, or any fiscal year thereafter, are at least twice the base period earnings of $841,041. The warrants expire upon termination or November 1, 2001.

NOTE 14 - FORGIVENESS OF DEBT

     On January 31, 1994, U.S. Laboratories, Inc. purchased 80% of Professional Engineering & Inspection Company, Inc. ("PEICO") for a purchase price of $1,500,000. The purchase price was paid as follows: $750,000 cash paid upon the closing, and the remaining $750,000 payable $250,000 per year starting January 31, 1995. In 1997, certain liabilities arose after the sale of PEICO, which were paid by U.S. Laboratories, Inc. on behalf of the sellers. Therefore, the final payment due to the sellers was reduced by $100,000. This resulted in an extraordinary gain of $100,000 ($0.03 per share) net of related income taxes of $40,200.

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED)

     Stock Option Plan and Warrants


     In November 1998, the Company cancelled all of its outstanding options and warrants.



     In November 1998, the Board of Directors approved the grant of 395,000 stock options at an exercise price ranging from $6.00 to $6.60 per share, of which 261,360 stock options are exercisable. The Board of Directors also approved the grant of an additional 70,000 options to various employees under the plan.



     In November 1998, the Board of Directors approved the grant of 165,000 stock warrants to certain employees of the Company. The warrants entitle the holder to purchase Company Common Stock at a price of $6.00 per share. The warrants are exercisable the earlier of (i) the date on which the closing price of a share of the Company's Common Stock as reported on the NASDAQ Small-Cap Market is greater than $12.00 or (ii) the date on which the audited consolidated earnings for the fiscal year ending December 31, 1998, or any fiscal year thereafter, are at least twice the base period earnings of $841,041. The warrants expire upon termination or November 9, 2001.



  The accompanying notes are an integral part of these consolidated financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders
Wyman Testing Laboratories, Inc.



We have audited the accompanying balance sheet of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyman Testing Laboratories, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 29, 1998



  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1997


                                     ASSETS

Current assets
     Cash.....................................................................................     $              -
     Accounts receivable.......................................................................             716,173
     Prepaid assets............................................................................              46,818
                                                                                                   ----------------

         Total current assets..................................................................             762,991

Furniture and equipment, net of accumulated depreciation
     and amortization of $244,913..............................................................              68,508
                                                                                                   ----------------

                  Total assets.................................................................    $        831,499
                                                                                                   ================



The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                            BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997



                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
     Book overdraft............................................................................    $         37,778
     Revolving lines of credit.................................................................             197,501
     Accounts payable..........................................................................              38,488
     Accrued payroll and payroll taxes.........................................................              40,114
     Accrued stockholder's salaries............................................................              48,375
     Other accrued expenses....................................................................              21,786
     Due to stockholder........................................................................              70,000
     Deferred taxes............................................................................              86,078
     Current portion of long-term debt.........................................................               5,552
     Current portion of capitalized lease obligations..........................................               4,243
                                                                                                   ----------------

         Total current liabilities.............................................................             549,915

Long-term debt, less current portion...........................................................              24,740
Capitalized lease obligations, less current portion............................................               1,572
                                                                                                   ----------------

              Total liabilities................................................................             576,227
                                                                                                   ----------------

Commitments

Stockholders' equity
     Common stock, no par value
         3,000 shares authorized
         100 shares issued and outstanding.....................................................             108,000
     Stock subscription receivable.............................................................              (1,000)
     Retained earnings.........................................................................             148,272
                                                                                                   ----------------

         Total stockholders' equity............................................................             255,272
                                                                                                   ----------------

                  Total liabilities and stockholders' equity...................................    $        831,499
                                                                                                   ================


The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


Net sales......................................................................................    $      3,201,989

Cost of sales..................................................................................           1,681,823
                                                                                                   ----------------

Gross profit...................................................................................           1,520,166

Selling, general, and administrative expenses..................................................           1,232,316
                                                                                                   ----------------

Income from operations.........................................................................             287,850
                                                                                                   ----------------

Other income (expense)
   Interest expense............................................................................             (29,421)
   Gain on sale of fixed asset.................................................................              12,000
                                                                                                   ----------------

     Total other income (expense)..............................................................             (17,421)
                                                                                                   ----------------

Income before provision for income taxes.......................................................             270,429

Provision for income taxes.....................................................................              36,646
                                                                                                   ----------------

Net income.....................................................................................    $        233,783
                                                                                                   ================

Basic income per share.........................................................................    $       2,337.83
                                                                                                   ================

Diluted income per share.......................................................................    $       2,337.83
                                                                                                   ================

Weighted-average shares outstanding............................................................                 100
                                                                                                   ================


The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                     Retained
                                       Common Stock                 Stock            Earnings
                             ---------------------------------   Subscription      (Accumulated
                                  Shares           Amount         Receivable           Deficit)          Total
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December
   31, 1996................              100   $         8,000  $         (1,000) $       (85,511) $        (78,511)

Capital contribution.......                            100,000                                              100,000

Net income.................                                                               233,783           233,783
                             ---------------   ---------------  ----------------  ---------------  ----------------

Balance, December
   31, 1997................              100   $       108,000  $         (1,000) $       148,272  $        255,272
                             ===============   ===============  ================  ===============  ================



The accompanying notes are an integral part of these consolidated financial statements.

`


                        WYMAN TESTING LABORATORIES, INC.
                            STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



Cash flows from operating activities
   Net income..................................................................................    $        233,783
   Adjustments to reconcile net income to net cash
     used in operating activities..............................................................
       Depreciation and amortization...........................................................              18,526
       Gain on sale of fixed asset.............................................................             (12,000)
       Deferred taxes..........................................................................              35,846
   (Increase) decrease in
     Accounts receivable.......................................................................            (353,933)
     Prepaid expenses..........................................................................              (8,741)
   Increase (decrease) in
     Accounts payable..........................................................................             (62,812)
     Accrued payroll and payroll taxes.........................................................             (26,796)
     Accrued stockholder's salaries............................................................              (4,500)
     Accrued management fee....................................................................             (64,286)
     Other accrued expenses....................................................................               5,821
                                                                                                   ----------------

Net cash used in operating activities..........................................................            (239,092)
                                                                                                   ----------------

Cash flows from investing activities
   Purchase of property and equipment..........................................................             (12,069)
                                                                                                   ----------------

Net cash used in investing activities..........................................................             (12,069)
                                                                                                   ----------------

Cash flows from financing activities
   Book overdraft..............................................................................              37,778
   Revolving lines of credit, net..............................................................             130,000
   Payments on long-term debt..................................................................             (37,312)
   Payments on capitalized lease obligations...................................................              (8,668)
   Increase in capital contributions...........................................................             100,000
   Due to stockholder, net.....................................................................              25,000
                                                                                                   ----------------

Net cash provided by financing activities......................................................             246,798
                                                                                                   ----------------




                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997



Net increase (decrease) in cash.............................    $         (4,363)

Cash, beginning of period...................................               4,363
                                                                ----------------

Cash, end of period.........................................    $              -
                                                                ----------------
                                                                ----------------



Supplemental disclosures of cash flow information

   Interest paid ...........................................    $         29,421
                                                                ----------------
                                                                ----------------


   Income taxes paid .......................................    $            800
                                                                ----------------
                                                                ----------------



SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 1997, the Company acquired an automobile of $38,000 under note payable agreements.




                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



NOTE 1 - ORGANIZATION AND BUSINESS


     Wyman Testing Laboratories, Inc. (the "Company"), a Delaware corporation, was incorporated in March 1998. The Company is engaged in testing for the commercial construction industry.



     Acquisition

     On March 25, 1998, Wyman Testing Laboratories, Inc., a majority-owned subsidiary of U.S. Laboratories Inc., acquired certain assets and liabilities of Wyman Enterprises, Inc. The purchase price for the assets was $830,620. Wyman Testing Laboratories, Inc. recorded $511,200 in excess of cost over fair value of net assets acquired which is being amortized on a straight-line basis over fifteen years. The assets acquired were as follows:


          Cash                                                           $      22,690
          Accounts receivable                                                  577,681
          Prepaids                                                              29,985
          Furniture and equipment                                               96,952
          Excess of cost over fair value of net assets acquired                511,200
          Liabilities                                                         (407,888)
                                                                         -------------

                        Total                                            $     830,620
                                                                         -------------
                                                                         -------------


     In May 1998, Wyman merged into San Diego Testing Engineers, Inc., a majority-owned subsidiary of the Company, which is the surviving corporation. Each share of Wyman was converted into one-half share of the surviving corporation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Cash and Cash Equivalents/Book Overdraft

     For purposes of the statement of cash flows, the Company considers all highly-liquid investments purchased with original maturities of three months or less to be cash equivalents. Book overdraft represents the bank balance at period end, plus deposits in transit, less outstanding checks.



     Furniture and Equipment

     Furniture and equipment, including equipment under capital leases, are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives as follows:


          Automobile and trucks                                     3 to 5 years
          Furniture and fixtures                                         7 years
          Office hardware and software                                   5 years
          Machinery and equipment                                   5 to 7 years

     Maintenance, repairs, and minor renewals are expensed as incurred. Expenditures for additions and major improvements are capitalized. Gains and losses on disposals are included in the statement of operations.





  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Revenue Recognition

     Revenue from services performed is recorded as earned over the lives of the contract. Revenue from services is recognized when services have been performed and accepted.



     Advertising/Marketing

     The Company expenses advertising costs as incurred. Advertising costs for the year ended December 31, 1997 were $14,421.



     Income Taxes

     The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.



     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



     Fair Value of Financial Instruments

     The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments including cash, accounts receivable, accounts payable, and accrued expenses, the carrying amounts approximate fair value due to their short maturities. The amounts shown for long-term debt and capital lease obligations also approximate fair value because current interest rates and terms offered to the Company for similar debt and lease agreements are substantially the same.



     Concentrations of Risk

     The Company sells products and provides contract services to construction companies and the military, primarily in the San Diego area. It also extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.



  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


     Net Income Per Share

     For the year ended December 31, 1997, the Company adopted SFAS No. 128, "Earnings per Share." Basic earnings per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potential common shares such as options had been issued and if the additional common shares were dilutive. Since the Company has no stock options and warrants outstanding, there are no dilutive common shares. Therefore, basic earnings per share and diluted earnings per share are the same.



     Recently Issued Accounting Pronouncements

     SFAS No. 130, "Reporting Comprehensive Income," is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company does not expect adoption of SFAS No. 130 to have a material effect, if any, on its financial position or results of operations.



     SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," is effective for financial statements with fiscal years beginning after December 15, 1997. This statement establishes standards for the way that public entities report selected information about operating segments, products, and services, geographic areas, and major customers in interim and annual financial reports. The Company does not expect adoption of SFAS No. 131 to have a material effect, if any, on its financial position or results of operations.


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 consisted of the following:

          Automobile and trucks........................................................    $        108,894
          Furniture and fixtures.......................................................              22,597
          Office hardware and software.................................................              16,891
          Machinery and equipment......................................................             151,148
          Leased equipment.............................................................              13,891
                                                                                           ----------------

                                                                                                    313,421
          Less accumulated depreciation and amortization...............................             244,913
                                                                                           ----------------

              Total....................................................................    $         68,508
                                                                                           ----------------
                                                                                           ----------------

     Total depreciation and amortization expense for the year ended December 31, 1997 was $18,526.


  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




NOTE 4 - RELATED PARTY TRANSACTIONS


     Due to Stockholder

     At December 31, 1997, the Company had amounts due to a stockholder of $70,000 for operating advances which are non-interest bearing and payable upon demand. Amounts were repaid subsequent to December 31, 1997.



     Accrued Stockholder Salaries

     At December 31, 1997, the Company owed a stockholder $48,375 in salaries. Amounts were repaid subsequent to December 31, 1997.



     Stockholder Salaries and Management Fee

     During the year ended December 31, 1997, the Company expensed $186,215 in salaries and management consulting fees to two stockholders.



     Capital Contribution

     During the year ended December 31, 1997, one stockholder made an additional capital contribution of $100,000.


NOTE 5 - REVOLVING LINES OF CREDIT

     The Company has available two unsecured $100,000 revolving lines of credit from a bank with interest payable on a monthly basis at the bank's index rate (9.75% at December 31, 1997) plus 2.25%. The lines are guaranteed by a first trust deed on vacant land owned by the majority stockholder and a commercial security agreement dated September 3, 1996 which includes a UCC-1 financing statement. The lines of credit matured on April 1, 1998. At December 31, 1997, the amount drawn against the lines of credit were $197,501. Subsequent to December 31, 1997, the amount was repaid.


  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




NOTE 6 - LONG-TERM DEBT

         Notes payable at December 31, 1997 consisted of the following:

               Note payable - bank, collateralized by an
                  automobile, payable in monthly installments of
                  $93 including interest at 11.9% per annum..................................    $     1,340

               Note payable - financial institution, collateralized by an automobile, payable in monthly installments of $434 including interest at
                  13.5% per annum............................................................         19,251

               Note payable - financial institution, collateralized
                  by an automobile, payable in monthly installments
                  of $278 including interest at 11.99% per annum.............................          9,701
                                                                                                 -----------

                                                                                                      30,292
               Less current portion..........................................................          5,552
                                                                                                 -----------

                     Long-term portion.......................................................    $    24,740
                                                                                                 -----------
                                                                                                 -----------


         The following is a schedule by years of future maturities of long-term debt:


                   Year Ended
                  December 31,
                  ------------
                      1998                                                                       $     5,552
                      1999                                                                             4,734
                      2000                                                                             5,105
                      2001                                                                             5,900
                      2002                                                                             3,895
                      Thereafter                                                                       5,106
                                                                                                 -----------

                           Total                                                                 $    30,292
                                                                                                 -----------
                                                                                                 -----------



  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997




NOTE 7 - COMMITMENTS


     Lease Commitments

     The Company leases certain office equipment under non-cancelable capital lease arrangements.


     Future minimum payments under its non-cancelable capital leases with initial or remaining terms of one year or more at December 31, 1997 are as follows:


                   Year Ended
                  December 31,
                  ------------
                      1998                                                              $       5,088
                      1999                                                                      1,672
                      2000                                                                          -
                                                                                        -------------

                                                                                                6,760
                      Less amount representing interest                                           945

                                                                                                5,815
                      Less current portion                                                      4,243
                                                                                        -------------
                           Long-term portion                                            $       1,572
                                                                                        -------------
                                                                                        -------------




         Rent expense for the year ended December 31, 1997 was $49,368.



  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997



NOTE 8 - INCOME TAXES

     A reconciliation of the expected income tax computed using the federal statutory income tax rate to the Company's effective income tax rate for the year ended December 31, 1997 is as follows:

               Income tax computed at federal statutory tax rate.......................               34.0%
               State taxes, net of federal benefit.....................................                5.8
               Valuation allowance.....................................................              (26.8)
                                                                                         -----------------

                   Total...............................................................               13.0%
                                                                                         =================

     Significant components of the Company's deferred tax assets and liabilities for income taxes for the year ended December 31, 1997 consisted of the following:

               Deferred tax assets
                   Net operating loss carryforward.....................................  $       144,827
                   Accounts payable and accrued expenses...............................           54,893
                   Other...............................................................           16,455
                                                                                         ---------------

                           Total deferred tax assets...................................          216,175
                                                                                         ---------------

               Deferred tax liability
                   Accounts receivable.................................................          286,469
                   Prepaid expenses and other..........................................           14,984
                                                                                         ---------------

                           Total deferred tax liability................................          301,453
                                                                                         ---------------

                               Net deferred tax liability..............................  $        85,278
                                                                                         ===============


  The accompanying notes are an integral part of these consolidated financial statements.

                        WYMAN TESTING LABORATORIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1997



NOTE 8 - INCOME TAXES (CONTINUED)

         The components of the income tax provision are as follows:

               Current
                   Federal............................................................. $           -
                   State...............................................................           800
                                                                                        -------------

                                                                                                  800
                                                                                        -------------
               Deferred
                   Federal.............................................................        18,262
                   State...............................................................        17,584
                                                                                        -------------

                                                                                               35,846
                                                                                        -------------
                           Total....................................................... $      36,646
                                                                                        =============

     The Company has net operating losses available to carry forward to future periods for reduction of taxable income of approximately $393,000 for federal income tax purposes and $127,000 for state income tax purposes. These carryforwards begin to expire in 2020 and 2001 for federal and state income taxes, respectively. Upon the acquisition, the Company will lose the net operating loss carryforwards of Wyman Enterprises, Inc.

     The valuation allowance has been decreased by approximately $72,000 during the year ended December 31, 1997.

NOTE 9 - EMPLOYEE PROFIT SHARING PLAN

     The Company established a 401(k) profit sharing plan covering substantially all employees who meet the eligibility requirements of the plan. The Company may match up to 10% of the employee contributions up to a total of 15% of the contributions which vest over six years. During the year ended December 31, 1997, the Company made matching contributions of $1,958.


NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)


     Capitalized Lease Obligation



     The Company entered into a non-cancelable capital lease agreement. The agreement is payable in monthly installments of $1,053, expiring in May 2000.



     Employment Agreement

     In March 1998, the Company entered into a two-year employment agreement to pay an annual salary of $60,000 plus other benefits.



  The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES/
                        WYMAN TESTING LABORATORIES, INC.
                             PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1997


                                                       ASSETS

                                                       U.S.           Wyman
                                                  Laboratories       Testing
                                                    Inc. and       Enterprises,
                                                  Subsidiaries         Inc.         Adjustments         Total
                                                 -------------     -------------   --------------    ------------
Current assets
   Cash  ..................................      $      94,132     $        -      $            -    $     94,132
   Accounts receivable......................         1,719,120           716,173                -       2,435,293
   Work-in-process..........................           181,772                 -                -         181,772
   Prepaid expenses and other current
     assets.................................            47,414            46,818                -          94,232
                                                 -------------     -------------   --------------    ------------

       Total current assets.................         2,042,438           762,991                -       2,805,429

Furniture and equipment, net................           395,711            68,508                -         464,219
Excess cost over fair value of net
   assets acquired, net.....................                                       a      511,200
                                                       939,147                 -   c      194,924       1,645,271
Other assets................................           154,411                 -                -         154,411
                                                 -------------     -------------  ---------------    ------------

         Total assets.......................     $   3,531,707     $     831,499   $      706,124    $  5,069,330
                                                 =============     =============   ==============    ============


      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                       PRO FORMA BALANCE SHEET (CONTINUED)
                                DECEMBER 31, 1997



                      LIABILITIES AND STOCKHOLDERS' EQUITY



                                                     U.S.            Wyman
                                                 Laboratories       Testing
                                                   Inc. and       Enterprises,
                                                 Subsidiaries         Inc.          Adjustments          Total
                                               ---------------  ----------------  ---------------  ----------------
Current liabilities
   Book overdraft...........................   $         9,390  $         37,778  $             -  $         47,168
   Lines of credit..........................           484,335           197,501                -           681,836
   Current portion of long-term debt........            84,526             5,552                -            90,078
   Current portion of capitalized lease
     obligations............................                 -             4,243                -             4,243
   Current portion of notes payable.........                 -                 -  a       480,272           480,272
   Accounts payable.........................           273,620            38,488                -           312,108
   Accrued payroll and payroll taxes........           115,214            40,114                -           155,328
   Accrued stockholders' salaries...........                 -            48,375                -            48,375
   Other accrued expenses...................            14,612            21,786                -            36,398
   Due to stockholder.......................           584,281            70,000                -           654,281
   Deferred income tax......................           678,749            86,078                -           764,827
   Income tax payable.......................           162,708                 -                -           162,708
                                               ---------------  ----------------  ---------------  ----------------

       Total current liabilities............         2,407,435           549,915          480,272         3,437,622

Long-term debt, net of current portion......           118,732            24,740                -           143,472
Capitalized lease obligations, net of
     current portion........................                 -             1,572                -             1,572
Notes payable, net of current portion.......                 -                 -  a       225,000           225,000
                                               ---------------  ----------------  ---------------  ----------------

       Total liabilities....................         2,526,167           576,227          705,272         3,807,666
                                               ---------------  ----------------  ---------------  ----------------

Minority interest...........................           338,128                 -  c      (338,128)                -
                                               ---------------  ----------------  ---------------  ----------------

Stockholders' equity
   Preferred stock..........................                                   -                -                 -
   Common stock.............................                                      a      (108,000)
                                                                                  a           504
                                                        17,099           108,000  c         4,397            22,000
   Stock subscription receivable............                 -            (1,000) a         1,000                 -
   Additional paid-in capital...............                                      a        60,696
                                                       380,901                 -  c       528,655           970,252
   Retained earnings........................           269,412           148,272  a      (148,272)          269,412
                                               ---------------  ----------------  ---------------  ----------------

       Total stockholders' equity...........           667,412           255,272          338,980         1,261,664
                                               ---------------  ----------------  ---------------  ----------------

         Total liabilities and
           stockholders' equity.............   $     3,531,707  $        831,499  $       706,124  $      5,069,330
                                               ===============  ================  ===============  ================



      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                     U.S.            Wyman
                                                 Laboratories       Testing
                                                   Inc. and       Enterprises,
                                                 Subsidiaries         Inc.          Adjustments          Total
                                               ---------------  ----------------  ---------------  ----------------
Revenue  ...................................   $     7,766,414  $      3,201,989  $             -  $     10,968,403

Cost of goods sold..........................         4,476,952         1,681,823                -         6,158,775
                                               ---------------  ----------------  ---------------  ----------------

Gross profit................................         3,289,462         1,520,166                -         4,809,628

Selling, general, and administrative........
   expenses.................................                                      b        34,080
         ...................................         2,531,770         1,232,316  d        12,995         3,811,161
                                               ---------------  ----------------   --------------  ----------------

Income from operations......................           757,692           287,850          (47,075)          998,467
                                               ---------------  ----------------  ---------------  ----------------

Other income (expense)
   Interest expense.........................          (130,605)          (29,421)               -          (160,026)
   Interest income..........................             7,277                 -                -             7,277
   Gain on sale of fixed asset..............             4,912            12,000                -            16,912
   Rental income............................            25,160                 -                -            25,160
   Gain on sale of minority interest........            25,229                 -                -            25,229
                                               ---------------  ----------------  ---------------  ----------------

     Total other income (expense)...........           (68,027)          (17,421)               -           (85,448)
                                               ---------------- ----------------  ---------------  -----------------

Income before provision for income
   taxes, minority interest
   and extraordinary item...................           689,665           270,429          (47,075)          913,019

Provision for income taxes..................           305,056            36,646                -           341,702
                                               ---------------  ----------------  ---------------  ----------------

Income before minority interest
   and extraordinary item...................           384,609           233,783          (47,075)          571,317

Minority interest...........................           (80,253)                -  e        80,253                 -
                                               ---------------  ----------------   --------------  ----------------
Income before extraordinary item............           304,356           233,783           33,178           571,317

Extraordinary gain, less applicable
   income taxes of $40,200 (NOTE 14)........            59,800               ---              ---            59,800
                                               ---------------  ----------------  ---------------  ----------------
Net income..................................   $       364,156  $        233,783  $        33,178   $       631,117
                                               ===============  ================  ===============  ================
Basic income per share:
   Income before extraordinary item.........              0.14                                                 0.26
   Extraordinary item.......................              0.13                                                 0.03
                                               ---------------                                     ----------------
   Net income...............................   $          0.27                                             $   0.29
                                               ===============                                     ================
Diluted income per share:
   Income before extraordinary item.........              0.14                                                 0.26
   Extraordinary item.......................              0.13                                                 0.03
                                               ---------------                                     ----------------
   Net income...............................   $          0.27                                             $   0.29
                                               ===============                                     ================
Weighted-average shares
   outstanding..............................         2,200,000                                            2,200,000
                                               ===============                                     ================



      The accompanying notes are an integral part of these consolidated financial statements.

                    U.S. LABORATORIES INC. AND SUBSIDIARIES /
                        WYMAN TESTING LABORATORIES, INC.
                     NOTE TO PRO FORMA FINANCIAL STATEMENTS
                                DECEMBER 31, 1997



NOTE 1 - BASIS OF PRESENTATION


     The accompanying pro forma balance sheet presents the accounts of U.S. Laboratories Inc. and subsidiaries ("US Labs") and Wyman Testing Laboratories, Inc. ("Wyman") as if the acquisition of the assets of Wyman by US Labs occurred on December 31, 1997, and the pro forma statement of operations presents the accounts of US Labs and Wyman as if the acquisition took place on January 1, 1997.



     If U.S. Labs actually acquired Wyman on December 31, 1997, the purchase price would have been $766,472. The purchase price was paid as follows: (i) $300,000 cash paid upon the closing, (ii) $405,272 notes payable issued to the stockholders of Wyman Enterprises, Inc., and (iii) 50,478 shares of U.S. Labs Common Stock issued to a stockholder of Wyman Enterprises, Inc., valued at $61,200, using a method similar to previous Company acquisitions.



     The fair value of the assets acquired on December 31, 1997, which approximates the book value were as follows:



               Accounts receivable                                                   $716,173
               Prepaids                                                                46,818
               Furniture and equipment                                                 68,508
               Goodwill                                                               511,200
               Liabilities                                                          (576,227)
                                                                                   ----------
                                                                                     $766,472



     See NOTE 1 in U.S. Laboratories Inc. and subsidiaries consolidated financial statements for actual purchase price and assets acquired on March 23, 1998.



     a) To record purchase price allocation adjustment and corresponding note payable in consideration of the assets acquired. In connection with the purchase, the Company recorded $511,200 in excess of cost over fair value of net assets acquired and issued 50,478 shares of US Labs Common Stock.


     b) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     In addition, the accompanying pro forma balance sheet presents the purchase of the minority interest by of US Labs as if the purchase of minority interest occurred on December 31, 1997, and the pro forma statement of operations as if the purchase of the minority interest took place on January 1, 1997.


     c) To record purchase of all of the shares held by minority stockholders in the subsidiaries of US Labs for $533,052. In connection with the purchase of the minority interest, the Company issued an aggregate of 439,664 shares of Common Stock in exchange for the purchase price and recorded $194,924 in excess of cost over fair value of net assets acquired.


     d) To record amortization of excess of cost over fair value of net assets acquired, which is being amortized on a straight-line basis over fifteen years.

     e)   To eliminate minority interest expense.


  The accompanying notes are an integral part of these consolidated financial statements.

The upper-right hand corner has the Company's logo, which consists of the Company's name in the outer circle and a picture of a skyline in the inner circle.

A picture of the Yacht Club at Highland Beach, Florida with a label underneath.

A picture of the Raymond F. Kravis Center, West Palm Beach, Florida with a label underneath.

A picture of the San Diego Convention Center, San Diego, California with a label underneath.


A picture of the San Diego skyline with the following caption "The current management team of U.S. Laboratories has been responsible for the testing and inspection of over 85% of the major structures in this photo."


PRIVATE COMMERCIAL CLIENTS

Wal-Mart                              Walt Disney
Saks Fifth Avenue                     Lord & Taylor
Hilton Hotels                         Nordstrom
Sea World San Diego                   Lockheed Martin
Rite-Aid                              Claridge Casino Atlantic City
Home Depot                            Circuit City
Marriott                              Neiman Marcus
Bally's Park Place                    Universal Studios Orlando
Sports Authority                      Target Stores

PUBLIC INTEREST CLIENTS

Scripps Memorial Hospital             Broward City Community College
Orange County Florida                 California State Universities
Princeton University                  University of California
Florida Atlantic University           San Diego Convention Center

PUBLIC SECTOR CLIENTS

City of Los Angeles                   New Jersey Transit Authority
United States Navy                    New Jersey Sports & Expositions
San Diego County                      New Jersey Turnpike Authority
Port Authority of New York            Miami/Dade County



CalTrans                              City of San Diego



Los Angeles County                    Port Authority of San Diego

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO OR A SOLICITATION OF ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Summary...................................................................     3
The Company...............................................................     7
Risk Factors..............................................................     9
Use of Proceeds...........................................................    13
Dividend Policy...........................................................    14
Capitalization............................................................    14
Dilution..................................................................    15
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................    16
Business..................................................................    21
Management................................................................    34
Principal Stockholders....................................................    39
Related Transactions......................................................    40
Underwriting..............................................................    42
Description of Securities.................................................    43
Shares Eligible for Future Sale...........................................    45
Experts...................................................................    46
Legal Matters.............................................................    47
Additional Information....................................................    47
Index to Financial Statements.............................................   F-1


                            ------------------------


    UNTIL FEBRUARY   , 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                1,100,000 UNITS



                             U.S. LABORATORIES INC.


                               ------------------

                                     [LOGO]

                               ------------------


                      [CARDINAL CAPITAL MANAGEMENT, INC.]

                             JANDA & GARRINGTON LLC


                     [FAS WEALTH MANAGEMENT SERVICES, INC.]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its Certificate of Incorporation, a Delaware corporation has the power to indemnify any person who is a party to a civil, criminal, administration or investigative proceeding by reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.


     The Company's Amended and Restated Certificate of Incorporation also provides that the Company will indemnify the Company's directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     The Company's Amended and Restated Certificate of Incorporation also provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock purchase or redemption) or
(iv) for any transaction from which the director derived any improper personal benefit.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         Securities and Exchange Commission filing fee................................................        $    4,684
         NASD filing fee..............................................................................             1,200
         Blue sky fees and expenses...................................................................            12,000
         Printing and engraving expenses..............................................................            35,000
         Accountants' fees and expenses...............................................................           110,000
         Nasdaq Listing Application Fee...............................................................            45,000
         Legal fees and expenses......................................................................           323,000
         Transfer Agent Fees..........................................................................             1,000
         Miscellaneous fees and expenses..............................................................                --
                                                                                                                --------
                              Total...................................................................          $531,884
                                                                                                                ========


     The Company will pay all of the fees, costs and expenses set forth above. Other than the SEC filing fee, all fees and expenses are estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


     On January 1, 1998, in reliance on an exemption under Section 4(2) of the Securities Act of 1993 (the "Act"), the Company issued a total of 439,664 shares of the Company's common stock (the "Common Stock") to four executive officers of the Company or its subsidiaries in exchange solely for common stock of the Company's subsidiaries. No cash compensation was paid for the shares and no commissions were paid to any person in connection with the transaction. Specifically, the Company issued (a) 315,488 shares of Common Stock to Gary H. Elzweig, Executive Vice President of the Company, in exchange for 100 shares of the common stock of PEICO; (b) 55,526 shares of Common Stock to Martin B. Lowenthal, Executive Vice President of the Company in exchange for 18.5 shares of the common stock of USEL; (c) 33,652 shares of Common Stock to Mark Baron, Executive Vice President of the Company, in exchange for 1.67 shares of the common stock of TESD; and (d) 24,061 shares of Common Stock to Thomas H. Chapman, Vice President of TESD, in exchange for
5.67 shares of the common stock of TESD.



     Each of the above exchanges was completed under the terms of a Share Exchange Agreement that, during the period beginning on the date of issuance and ending on the effective date of the Offering, prohibited the transfer of the Common Stock without the Company's prior written consent and granted the Company an option to purchase the restricted Common Stock for the fair market value of such shares as determined by the Company's independent public accountants. Each Share Exchange Agreement also contained representations from the executive officer that the officer was not acquiring the Common Stock with a view toward any distribution or resale of such shares to any person except in accordance with the provisions of the Act and applicable state securities laws (collectively. the "Securities Laws"). The shares of Common Stock issued to the executive officers bear a legend setting forth that the shares have not been registered under the Securities Laws and may not be sold, transferred or otherwise disposed of except under registration, exemption from registration, or operation of law.



     On January 1, 1998, in reliance on an exemption under Section 4(2) of the Act, the Company also issued 10,937 shares of Common Stock to Christopher O'Malley, Vice President of U.S. Engineering Laboratories, Inc., under the terms of a Restricted Stock Agreement containing restrictions on the disposition of the Common Stock and representations of Mr. O'Malley that are similar to those described above in the Share Exchange Agreements. The issues issued to Mr. O'Malley also bear a restrictive legend similar to that described above.



     On April 1, 1998, in reliance on an exemption under Section 4(2) of the Act, pursuant to a Share Exchange Agreement, the Company issued 50,478 shares of Common Stock to Donald C. Alford, Executive Vice President of the Company, in exchange for 25 shares of the common stock of Wyman.

ITEM 27.   EXHIBITS



EXHIBIT
NUMBER        EXHIBIT DESCRIPTION
------        -------------------
  *1.1        Form of Underwriting Agreement
  *1.2        Form of Agreement Among Underwriters
  *1.3        Form of Selected Dealers Agreement
  *2.1        Asset Purchase Agreement between the Company and Wyman Enterprises, Inc.
 **3.1        Amended and Restated Certificate of Incorporation of the Registrant
 **3.2        Amended and Restated by-laws of the Registrant
  *4.1        Form of Warrant
 **4.2        Form of Underwriters' Warrant
 **4.3        Form of Warrant Agency Agreement
  *5.1        Opinion of Foley & Lardner regarding legality
 *10.1        Bank Loan Agreement between North County Bank and the Company
 *10.2        Bank Loan Agreement between Bank of America, Dickerson Wright, and the Company
 *10.3        Lease for San Diego, California facility
  10.4        Employment Agreement of Dickerson Wright
  10.5        Employment Agreement of Gary Elzweig
  10.6        U.S. Laboratories Inc. 1998 Stock Option Plan
 *10.7        Form of Incentive Stock Option Agreement
 *10.8        Form of Non-Qualified Stock Agreement
  10.9        Share Exchange Agreement between the Company and Gary H. Elzweig
  10.10       Share Exchange Agreement between the Company and Martin B. Lowenthal
  10.11       Share Exchange Agreement between the Company and Mark Baron
  10.12       Share Exchange Agreement between the Company and Thomas H. Chapman
  10.13       Share Exchange Agreement between the Company and Donald C. Alford
 *10.14       Employment Agreement of James D. Wait
 *10.15       Employment Agreement of Mark Baron
 *10.16       Employment Agreement of Martin B. Lowenthal
**21          List of Subsidiaries
 *23.1        Consent of Foley & Lardner (included in Exhibit 5.1)
  23.2        Consents of Singer Lewak Greenbaum & Goldstein, LLP.
**24.1        Power of Attorney relating to subsequent amendments
  27          Financial Data Schedule


*To be filed by amendment.

** Filed with the registration statement on Form SB-2 filed with the Securities and Exchange Commission on October 29, 1998.

ITEM 28. UNDERTAKINGS

           The undersigned small business issuer hereby undertakes as follows:

          (a)  The small business issuer will:

               (1) file, during any period in which offers or sales of securities are being made, a post-effective amendment to this Registration Statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.); and

                    (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

               (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           (b) The small business issuer will provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.


           (c) The Company's Amended and Restated Certificate of Incorporation provides that the small business issuer will indemnify its directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer under the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)  The small business issuer will:

          (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.


          (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES



     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this pre-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of December, 1998.


                             U.S. LABORATORIES INC.


                             By:   /S/ DICKERSON WRIGHT
                                   ----------------------------------

                                  Dickerson Wright, Chief Executive Officer,
                                  President, and Chairman of the Board





Signature                                                 Title                                                    Date
---------                                                 -----                                                    ----
/S/ DICKERSON WRIGHT                                 Chief Executive Officer, President, and Chairman of      December 28, 1998
---------------------------------------------------  the Board
Dickerson Wright

/S/  *                                               Executive Vice President and Director                    December 28, 1998
---------------------------------------------------
Gary Elzweig

/S/  *                                               Executive Vice President and Director                    December 28, 1998
---------------------------------------------------
Donald C. Alford


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


Signature                                                 Title                                                    Date
---------                                                 -----                                                    ----
/S/  *                                               Executive Vice President and Director                    December 28, 1998
---------------------------------------------------
Mark Baron

/S/  *                                               Executive Vice President and Director                    December 28, 1998
---------------------------------------------------
Martin B. Lowenthal

/S/  *                                               Chief Financial Officer, Secretary, and Director         December 28, 1998
---------------------------------------------------  (Chief Financial and Accounting Officer)
James D. Wait

/S/  *                                               Director                                                 December 28, 1998
---------------------------------------------------
Thomas H. Chapman

/S/  *                                               Director                                                 December 28, 1998
---------------------------------------------------
James L. McCumber

/S/  *                                               Director                                                 December 28, 1998
---------------------------------------------------
Robert E. Petersen

/S/   *                                              Director                                                 December 28, 1998
---------------------------------------------------
Noel Schwartz

/S/   *                                              Director                                                 December 28, 1998
---------------------------------------------------
Irving Fuchs

* By: /S/ DICKERSON WRIGHT
      ---------------------------------------------
        Dickerson Wright
        Attorney-in-fact


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